Exhibit 99.1




                             Sale-Purchase Agreement

                                     between

                              1325 G Street Fee LLC

                                    as Seller

                                       and

                           Harvard Property Trust, LLC

                                  as Purchaser

                                    Premises:

                              1325 G Street, N.W.,
                                Washington, D.C.

                                October __, 2005

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                                TABLE OF CONTENTS

                                                                            PAGE

1.  CERTAIN DEFINITIONS........................................................1

2.  SALE-PURCHASE..............................................................3

3.  PURCHASE PRICE.............................................................3

4.  CONDITION OF TITLE.........................................................4

5.  CLOSING....................................................................5

6.  VIOLATIONS.................................................................6

7.  APPORTIONMENTS.............................................................6

8.  CLOSING DELIVERIES........................................................10

9.  DUE DILIGENCE PERIOD......................................................13

10. ESTOPPEL CERTIFICATES.....................................................14

11. CANCELLATION OF CONTRACTS.................................................14

12. RIGHT OF INSPECTION.......................................................15

13. TITLE INSURANCE...........................................................16

14. RETURN OF DEPOSIT.........................................................17

15. PURCHASER'S DEFAULT.......................................................17

16. REPRESENTATIONS AND WARRANTIES............................................18

17. BROKER....................................................................21

18. CONDEMNATION AND DESTRUCTION..............................................21

19. ESCROW....................................................................22

20. COVENANTS.................................................................24

21. TRANSFER TAXES............................................................26

22. NON-LIABILITY.............................................................26

23. SELLER'S INABILITY TO PERFORM; SELLER'S DEFAULT...........................26


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24. CONDITION OF PREMISES.....................................................27

25. ENVIRONMENTAL MATTERS.....................................................27

26. TAX CERTIORARI PROCEEDINGS................................................27

27. UNION AGREEMENTS..........................................................28

28. NOTICES...................................................................29

29. ENTIRE AGREEMENT..........................................................30

30. AMENDMENTS................................................................30

31. NO WAIVER.................................................................30

32. SUCCESSORS AND ASSIGNS....................................................30

33. PARTIAL INVALIDITY........................................................30

34. SECTION HEADINGS; INCORPORATION OF EXHIBITS...............................30

35. GOVERNING LAW.............................................................31

36. CONFIDENTIALITY...........................................................31

37. NO RECORDING OR NOTICE OF PENDENCY........................................31

38. ASSIGNMENT................................................................32

39. COUNTERPARTS..............................................................32

40. NO THIRD PARTY BENEFICIARY................................................32

41. 1031 EXCHANGE.............................................................32

42. NEW MANAGEMENT SUBCONTRACT................................................32

43. SPECIAL DISTRICT OF COLUMBIA PROVISIONS...................................32



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EXHIBITS

1(A)          Description of Land
1(B)          Leases
1(C)          Existing Contracts
1(D)          Telecommunications Contracts
1(E)          Brokerage Agreements
1(F)          Union Agreements
4(A)          Permitted Exceptions
8(A)(i)       Form of Bargain and Sale Deed
8(A)(ii)      Form of Bill of Sale
8(A)(iii)     Form of Assignment and Assumption of Leases
8(A)(iv)      Form of Assignment and Assumption of Contracts
8(A)(viii)    Form of Tenant Notice Letter
8(A)(ix)      Form of Contractor Notice Letter
8(A)(xiv)     Form of Assignment and Assumption of Union Agreements
8(A)(xvii)    Form of Novation Agreement
9(B)          List of Diligence Documents
10(A)         Form of Estoppel Certificate
16(A)(ii)     Union Employees
16(A)(x)      Outstanding Brokerage Commissions and Tenant Improvement Costs
16(A)(xi)     Security Deposits






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        SALE-PURCHASE AGREEMENT (this "AGREEMENT"), made as of the ___ day of
October, 2005, between 1325 G Street Fee LLC, a Delaware limited liability company having an address c/o Broadway Partners, 375 Park Avenue, New York, New York 10152 ("SELLER"), and Harvard Property Trust, LLC. A Delaware limited liability company, having an address at 15601 Dallas Parkway, Suite 600, Dallas, Texas 75001 ("PURCHASER").

                                R E C I T A L S :

        A. Seller is the owner in fee of the premises commonly known as 1325 G Street, N.W., Washington, D.C.

        B. Purchaser desires to purchase, and Seller desires to sell, Seller's interest in the "Premises" (as hereinafter defined) on the terms and conditions set forth in this Agreement.

                NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

        1. CERTAIN DEFINITIONS. Certain capitalized terms used in this Agreement shall, for the purposes of this Agreement, have the meanings ascribed to such terms in this ARTICLE 1. Other capitalized terms used in this Agreement and not defined in this ARTICLE 1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

                "BUILDING" shall mean the building commonly identified as 1325 G Street, N.W., Washington, D.C.

                "BROKERAGE AGREEMENTS" shall mean the agreements between Seller and any leasing brokers which are set forth on EXHIBIT "1(E)".

                "ESCROW AGENT" shall mean Partners Title Company, having an address at 712 Main Street, Suite 2000E, Houston, Texas 77002-3218, Attention:
Reno Hartfiel, acting in its capacity as escrow agent hereunder.

                "EXISTING CONTRACTS" shall mean the management, service and maintenance contracts which are listed on EXHIBIT "1(C)".

                "FIXTURES" shall mean all equipment, fixtures and appliances of whatever nature which are (i) affixed to the Land or Improvements and (ii) owned by Seller.

                "HAZARDOUS MATERIALS" shall mean any solid wastes, toxic or hazardous substances, wastes or contaminants, polychlorinated biphenyls, paint or other materials containing lead, urea formaldehyde foam insulation, radon, asbestos, and asbestos containing material, petroleum product and any fraction thereof as any of these terms is defined in or for the purposes of any Relevant Environmental Laws (as hereinafter defined), and any Pathogen (as hereinafter defined).

                "IMPROVEMENTS" shall mean the improvements on the Land, including without limitation the Building.

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                "KNOWLEDGE" means the actual or constructive knowledge of the applicable party.

                "LAND" shall mean the land described on EXHIBIT "1(A)" and situated in Washington, District of Columbia.

                "LEASES" (each individually, a "LEASE") shall mean the leases, tenancies, concessions, licenses and occupancies affecting the Premises listed on EXHIBIT "1(B)", as the same may be amended, modified or extended from time to time in accordance with the terms of this Agreement, or entered into between the date hereof and the Closing Date (as hereinafter defined) in accordance with
ARTICLE 20 hereof.

                "NEW CONTRACTS" shall mean all management, service, telecommunications, information service and maintenance contracts and collective bargaining and other union agreements affecting the Premises or the operation thereof and which are entered into by Seller after the date hereof in accordance with the terms of this Agreement.

                "PATHOGEN" shall mean any pathogen, toxin or other biological agent or condition, including but not limited to, any fungus, mold, mycotoxin or microbial volatile organic compound.

                "PERSONAL PROPERTY" shall mean the aggregate of the following:

                (i) All site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, if any, and operational books and records which (a) relate to the Real Property (b) are in Seller's possession and (c) are assignable at no cost to Seller;

                (ii) Seller's right, title and interest, if any, in all licenses, permits and warranties, guaranties, indemnities and bonds which (a) relate to the Real Property and (b) are assignable by Seller to Purchaser; and

                (iii) All equipment, appliances, tools, machinery, supplies, building materials and other similar personal property which is (a) owned by Seller as of the date of this Agreement and (b) attached to, appurtenant to or located in the Improvements and used in the day-to-day operation or maintenance of the Improvements, but expressly excluding the Fixtures and any and all personal property owned by tenants in possession, public or private utilities, licensees, contractors or the property manager. Notwithstanding the foregoing, "PERSONAL PROPERTY" expressly excludes, and Seller shall not be required to convey, and Purchaser shall not be entitled to receive, any items containing the logo of Seller or any of Seller's affiliates, or any computer programs or software used by Seller in the operation of the Premises and in which Seller has a proprietary interest (it being expressly agreed that any software owned by Seller and used in the operation of any mechanical systems in the Building, including without limitation any life/safety system, HVAC system, energy management system and access system, shall be included in the Personal Property).

                "PREMISES" shall mean the aggregate of the Real Property and the Personal Property.

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                "REAL PROPERTY" shall mean the aggregate of the Land, the
Building, the Leases, the Fixtures, Seller's right, title and interest, if any, in the streets, roads, lands and alleys in front of and adjacent to the Land, and the hereditaments and appurtenances to the Improvements and the Land, including without limitation all easements, rights-of-way and other similar interests appertaining to the Land or the Building.

                "RELEVANT ENVIRONMENTAL LAWS" shall mean any and all laws, rules, regulations, orders and directives, whether federal, state or local, applicable to the Premises or any part thereof with respect to the environmental condition of the Premises and any adjacent property, and any activities conducted on or at the Premises, including by way of example and not limitation:
(i) Hazardous Materials; (ii) air emissions, water discharges, noise emissions and any other environmental, health or safety matter; (iii) the existence of any underground storage tanks that contained or contain Hazardous Materials; and
(vi) the existence of pcb contained electrical equipment.

                "SECURITY DEPOSITS" (each individually, a "SECURITY DEPOSIT") shall mean all refundable deposits actually held by Seller under Leases as of the date hereof, as same have been or may be drawn down, applied and/or retained after the date hereof in accordance with the applicable Lease and the terms of this Agreement.

                "TELECOMMUNICATIONS CONTRACTS" shall mean the telecommunications and information service contracts and licenses affecting the Premises or the operation thereof which are listed on EXHIBIT "1(D)".

                "TENANTS" (each individually, a "TENANT") shall mean the current tenants under the Leases.

                "TITLE INSURER" shall mean Partners Title Company (as agent for Land America/Lawyers Title/Commonwealth Title) acting through David Nelson of Land America/Commercial Settlements, Washington, D.C.

                "UNION AGREEMENTS" shall mean the collective bargaining agreements with respect to the Union Employees (hereinafter defined) more particularly described on EXHIBIT 1(F).

        2. SALE-PURCHASE. In consideration of, and upon and subject to, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Seller agrees to sell and convey all of Seller's right, title and interest in and to the Premises, the Leases and the Surviving Contracts (as hereinafter defined) to Purchaser, and Purchaser agrees to purchase the Premises, the Leases and the Surviving Contracts from Seller.

        3. PURCHASE PRICE. The purchase price for the Premises (the "PURCHASE PRICE") is One Hundred and Thirty Five Million Five Hundred Thousand Dollars ($135,500,000), payable as follows: (i) Three Million Dollars ($3,000,000) (the "INITIAL DEPOSIT") within one (1) business day after the date hereof, to Escrow Agent, by wire transfer of immediately available federal funds to an account designated by Escrow Agent, to be held by Escrow Agent pursuant to and in accordance with the provisions of ARTICLE 19 of this Agreement; (ii) Three Million Dollars

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($3,000,000) (the "ADDITIONAL DEPOSIT") within one (1) business day after the expiration of the Due Diligence Period (hereinafter defined) to Escrow Agent, by wire transfer of immediately available federal funds to any account designated by Escrow Agent, to be held by Escrow Agent pursuant to and in accordance with the provisions of ARTICLE 19 of this Agreement; and (iii) subject to the apportionments provided for in this Agreement, the balance of the Purchase Price on the Closing Date by wire transfer of immediately available federal funds to an account or accounts designated by Seller. The Initial Deposit and the Additional Deposit are collectively referred to in this Agreement as the "DEPOSIT." Failure to deliver the Initial Deposit or the Additional Deposit within the time periods set forth in this ARTICLE 3 shall be deemed a default by Purchaser entitling Seller to the remedies described in ARTICLE 15, subject to Purchaser's right to terminate this Agreement pursuant to SECTION 9(A).

        4.      CONDITION OF TITLE.

                A. The Premises shall be sold, and title thereto conveyed, subject only to (collectively, the "PERMITTED EXCEPTIONS"): (i) the matters set forth on EXHIBIT "4(A)"; (ii) the Leases; (iii) liens, encumbrances, violations and defects (including, without limitation, any mechanics and/or materialmen's lien or any judgment arising as a result thereof), removal of which is an obligation of a Tenant; and (iv) any other matter which, pursuant to the terms of this Agreement, is a permitted condition of the transaction contemplated by this Agreement.

                B. Title to the Premises shall be such title as the Title Insurer shall be prepared to insure, subject to the Permitted Exceptions and the provisions of ARTICLE 13 hereof.

                C.      (i)     Purchaser acknowledges that Seller is the
borrower under that certain mortgage loan encumbering the Premises (the "LOAN") from Lehman Brothers Holdings, Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings, Inc. ("LEHMAN"), which loan is evidenced INTER ALIA by that certain Loan Agreement between Seller and Lehman dated as of August 10, 2005 (the "LOAN AGREEMENT");

                        (ii) Purchaser acknowledges that pursuant to the terms of the Loan Agreement, Seller's ability to sell the Premises to Purchaser is subject to the prior approval of Lehman;

                        (iii) Purchaser acknowledges that the Loan cannot by its terms be repaid or defeased at Closing. Accordingly, notwithstanding anything herein to the contrary, but subject to SECTION 4D below, Purchaser agrees to:

                                (a)     purchase the Premises subject to the
                        Loan (it being agreed that the outstanding principal amount of the Loan as of the Closing shall be applied towards payment of the Purchase Price);

                                (b) assume all of Seller's obligations in and under the Loan, including without limitation the Loan Agreement and all other documents evidencing and/or securing the Loan (collectively, the "LOAN DOCUMENTS"), except for any obligation (other than the obligation to repay the principal under the Loan) which accrued prior to and remains outstanding as of the Closing Date; and

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                                (c)     execute and deliver to Seller and/or
                        Lehman, as applicable, any and all documents and provide all information reasonably required by Lehman in connection with Purchaser's purchase of the Premises and assumption of the Loan; provided, however, that Purchaser shall not be required to execute any document that modifies the Loan in a manner materially adverse to Purchaser.

                        (iv) Purchaser acknowledges that subject to the terms and conditions set forth in the Loan Agreement, on or before November 11, 2005, Seller may (i) repay either $900,000 or $10,900,000 of the original principal amount of the Loan (each, a "PREPAYMENT OPTIONS") or borrow an additional amount of either $11,100,000 or $4,100,000 (each, an "ADDITIONAL LOAN OPTIONS"). Purchaser agrees and acknowledges that pursuant to Purchaser's request Seller shall not exercise either Prepayment Option or either Additional Loan Option.

                        (v) Subject to SECTION 4D below, at Closing, Seller shall receive a credit against the Purchase Price in the amount of any reserves posted by Seller in accordance with the Loan Agreement and Seller shall assign its rights, if any, in same to Purchaser.

                        (vi) Subject to SECTION 4D below, at Closing, Purchaser shall deposit with Lehman additional leasing reserves in the amount of $657,487.28.

                        (vii) It shall be a condition precedent to the obligation of Purchaser to purchase the Premises that, on or before the Closing Date, Lehman shall have approved in writing the conveyance of the Premises to Purchaser. Seller hereby authorizes Purchaser and Lehman to enter into discussions concerning the assumption of the Loan by Purchaser and agrees that Lehman may, without any liability to Seller, disclose to Purchaser any information concerning the Property and the Loan (other than confidential information related to Seller, its affiliates and/or its principals). Seller agrees that Lehman shall be a third party beneficiary of the foregoing authorization. Provided that Purchaser has cooperated in all reasonable respects with Lehman and Seller as required by this Agreement (including without limitation delivering all information and executing and delivering all documentation, including without limitation any certificates, consents, guaranties or other documents customarily required by Lehman in transactions of this type) and any failure to obtain Lehman's consent or assumption documents is not due to delay caused by a failure by Purchaser to so cooperate, if the condition precedent set forth in this SECTION 4(C)(VII) is not fulfilled on or before the Closing Date, then Purchaser may elect to terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Purchaser. It shall be a condition precedent to the obligation of Seller to sell the Premises that, on or before the Closing Date, Lehman shall have released Seller and all of its affiliates and principals, as applicable, from all unaccrued obligations under all guaranties and indemnities executed and delivered by Seller and/or its affiliates and/or principals in connection with the Loan.

                D. If Purchaser elects not to assume the Loan and Lehman in its sole discretion elects to permit the satisfaction of the Loan at or prior to Closing, same shall not affect Purchaser's obligations to close the acquisition of the Premises pursuant to this Agreement, and in such event Purchaser shall cause the Loan to be satisfied at or prior to Closing, Seller shall be responsible only for principal and interest due and payable immediately prior to the Closing and

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Purchaser shall pay all other costs and expenses associated with satisfaction of the Loan at Closing, including but not limited to prepayment penalties and yield maintenance premiums.

        5. CLOSING. The "CLOSING" shall mean the consummation of each of the actions set forth in Article 8 of this Agreement, or the waiver of such action by the party in whose favor such action is intended. The Closing shall take place by delivery of documents and funds into escrow with Title Insurer on November 11, 2005 (the date established for the Closing under this Agreement, as same may be extended or adjourned in accordance with this Agreement, is hereinafter referred to as the "CLOSING DATE"). Time is of the essence as to Purchaser's obligation to close on or before November 11, 2005, subject to Seller's right to adjourn the Closing as permitted under this Agreement. In addition, subject to (i) Lehman's prior approval in Lehman's sole discretion and
(ii) Lehman's extension of the maturity date of the mezzanine loan held by Lehman relating to the Premises, Purchaser may extend the Closing to a date no later than November 21, 2005. Time is of the essence as to Purchaser's obligation to close on or before November 21, 2005 or such other date between November 11, 2005 and November 21, 2005 to which Purchaser extends the Closing in accordance herewith . If the scheduled Closing Date is not a payment date under Seller's financing relating to the Premises, Seller shall have the right to adjourn the Closing Date to the next such payment date after such scheduled Closing Date, unless Purchaser agrees to pay, and does in fact pay at Closing, all additional interest, penalties and other costs attributable to the repayment or defeasance (as applicable) of Seller's financing on a date that is not a payment date thereunder. Purchaser shall cooperate in all respects in the process of releasing the lien of Seller's mortgage, including any defeasance requirements of the mortgage secured by the Premises, and Purchaser shall, in connection therewith and if requested by Seller in accordance with Seller's mortgage, deposit in escrow with Escrow Agent prior to the Closing Date the Purchase Price and closing documents and instruments described in Article 8, executed and acknowledged as applicable.

        6. VIOLATIONS. The Premises are sold, and Purchaser shall accept same, subject to any and all violations of law, rules, regulations, ordinances, orders or requirements noted in or issued by any Federal, state, county, municipal or other department or governmental agency having jurisdiction against or affecting the Premises whenever noted or issued (collectively, "VIOLATIONS") and any conditions which could give rise to any Violations. Seller shall have no obligation to cure or remove any Violations, except that Seller shall be responsible for any penalties or fines imposed in connection with any Violations due and payable on or before the Closing other than those which are the obligations of a Tenant to cure or remove.

        7.      APPORTIONMENTS.

                A. The following shall be apportioned between Seller and Purchaser at the Closing with respect to the Premises as of 11:59 p.m. of the day immediately preceding the Closing Date, and the net amount thereof either shall be paid by Purchaser to Seller or credited to Purchaser, as the case may be, at the Closing:

                        (i) Real property taxes and assessments (or installments thereof), payments required to be made to any business improvement district ("BID TAXES") and vault charges;

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                        (ii)    Water rates and charges, except those required
pursuant to Leases to be paid by Tenants directly to the entity imposing same;

                        (iii) Sewer taxes and rents, except those required pursuant to Leases to be paid by Tenants directly to the entity imposing same;

                        (iv) Salaries, vacation pay, sick pay and pension and welfare fund contributions and other benefits of the Union Employees (as hereinafter defined);

                        (v) Permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto are transferred to Purchaser;

                        (vi) Fuel, if any, at the cost per gallon most recently charged to Seller, based on the supplier's measurements thereof, plus sales taxes thereon, which measurements shall be given by Seller to Purchaser as close to the Closing Date as is reasonably practicable, and which, absent manifest error, shall be conclusive and binding on the Seller and Purchaser;

                        (vii) Deposits on account with any utility company servicing the Premises to the extent transferred to Purchaser shall not be apportioned, but Seller shall receive a credit in the full amount thereof (including accrued interest thereon, if any);

                        (viii) Rents (as hereinafter defined), if, as and when collected, in accordance with SECTION 7(F) hereof;

                        (ix) Leasing Costs, in accordance with SECTION 20(B) hereof;

                        (x) Interest payable with respect to the Loan (if the Loan is assumed by Purchaser); and

                        (xi) All other items customarily apportioned in connection with the sale of similar properties similarly located.

                B. Apportionment of real property taxes, BID taxes, water rates and charges, sewer taxes and rents and vault charges shall be made on a cash basis on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the real property tax rate, BID taxes, water rates or charges, sewer taxes or rents or vault charges are fixed, apportionment for any item not yet fixed shall be made on the basis of the real property tax rate, BID taxes, water rates and charges, sewer taxes and rents or vault charges, as applicable, for the preceding year applied to the latest assessed valuation. After the real property taxes, BID taxes, water rates and charges, sewer taxes and rents and vault charges are finally fixed, Seller and Purchaser shall make a recalculation of the apportionment of same after the Closing, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based upon such recalculation.

                C. The amount of any of the unpaid taxes, assessments, water charges, sewer rents and vault charges which Seller is obligated to pay and discharge, with interest and penalties thereon (if any) as of the Closing Date may, at Seller's option, be credited to Purchaser out of the balance of the Purchase Price, provided that official bills therefor with interest and penalties thereon (if any) are furnished by Seller at the Closing and provided that Title Insurer will omit same as exceptions from, or insure against collection from the Premises in, Purchaser's title

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insurance policy, at no additional cost or expense to Purchaser, and further provided that Purchaser pays such amounts promptly after Closing and indemnifies and holds Seller harmless from and against all liability relating to such items.

                D. If any refund of real property taxes, BID taxes, water rates or charges, sewer taxes or rents or vault charges is made after the Closing Date covering a period prior to the Closing Date, the same shall be applied first to the reasonable out-of-pocket costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by Purchaser, be paid to Seller (for the period prior to the Closing Date) and to the extent received by Seller, be paid to Purchaser (for the period commencing with the Closing Date). Any payment to Seller or Purchaser pursuant to the immediately preceding sentence shall be net of any amount payable to a Tenant in accordance with its Lease (which payment to such Tenant shall be made promptly after such refund is made).

                E. If there are meters measuring water consumption or sewer usage at the Premises (other than meters measuring water consumption or sewer usage for which a Tenant is obligated to pay under its Lease directly to the taxing authority or utility), Seller shall attempt to obtain readings to a date not more than thirty (30) days prior to the Closing Date. If such readings are not obtained (and if such readings are obtained, then with respect to any period between such reading and the Closing Date), water rates and charges and sewer taxes and rents, if any, shall be apportioned based upon the last meter readings, subject to reapportionment when readings for the relevant period are obtained after the Closing Date.

                F.      (i)     To the extent that Seller or Purchaser receives
Rents after the Closing Date, the same shall be held in trust by Seller or Purchaser, as the case may be, and shall be applied in the order of priority set forth in this SECTION 7(F).

                        (ii)    The following terms shall be as defined herein:
"BASE RENTS": fixed rent, and other amounts of a fixed nature (which may include, without limitation, electric inclusion and supplemental water, HVAC and condenser water charges paid or payable by Tenants); "OVERAGE RENTS": a percentage of the Tenant's business income during a specified annual or other period (sometimes referred to as "percentage rent"), so-called "escalation rent", and additional rent based upon increases in or otherwise attributable to real estate and BID taxes, operating expenses, utility costs, a cost of living index or porter's wages or otherwise, but which shall in no event include Reimbursable Payments (as hereinafter defined); "REIMBURSABLE PAYMENTS": overtime heat, air conditioning or other utilities or services; freight elevator; electric inclusion and adjustments related to electric usage (such as rate and/or fuel adjustments and survey); submetered electric; supplemental water, HVAC, and condenser water charges; services or repairs, and labor costs associated therewith, to which a Tenant is obligated to reimburse the landlord under its Lease or for which a Tenant has separately contracted with Seller or its agent; true-ups on account of escalation and/or additional rent for years prior to the year in which the Closing occurs; above standard cleaning; and all other items which are payable to Seller as reimbursement or payment for above standard or overtime services (but which amounts shall not be treated as Reimbursable Payments if already included in a Tenant's Base Rents); and "RENTS": all amounts due and owing from Tenants, however characterized, including, without limitation, Base Rents, Overage Rents and Reimbursable Payments.

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                        (iii)   Base Rents and Overage Rents shall be adjusted
and prorated on an as, if and when collected basis and upon actual collection same shall be adjusted and paid to Seller or Purchaser, as applicable, in accordance with this Section. Base Rents and Overage Rents collected by Purchaser or Seller after the Closing from any Tenant who owes any such amounts for periods prior to the Closing shall be applied in the following order, but shall be treated separately for such allocation purposes: (a) first, in payment of such amounts owed by such Tenant for the month in which the Closing occurs,
(b) second, in payment of such amounts owed by such Tenant (if any) for any month after the month in which the Closing occurs, and (c) third, in payment of such amounts owed by such Tenant (if any) for any period prior to the Closing. Each such amount, less any third party costs of collection (including reasonable attorneys' fees and expenses) reasonably allocable thereto, shall be paid over as provided above, and the party who receives any such amount shall promptly pay over to the other party any portion thereof to which it is so entitled.

                        (iv) Reimbursable Payments to the extent actually advanced by and not repaid to Seller as of the Closing Date shall not be apportioned or adjusted; to the extent advanced by and not repaid to Seller as of the Closing Date, Reimbursable Payments shall belong in their entirety to Seller, and shall be retained by Seller, and/or paid over to Seller by Purchaser, as applicable, on an as, if and when collected basis. To the extent a payment is made by a Tenant which is specifically designated as being on account of one or more Reimbursable Payments due to Seller, by reference to a charge, invoice number or otherwise, or is of an amount which is equal to one or more Reimbursable Payments due to Seller, then same shall be treated as a Reimbursable Payment, and shall be paid over to Seller promptly upon receipt thereof.

                        (v) Purchaser shall bill Tenants who owe Rents for periods prior to the Closing on a monthly basis for a period of twelve (12) consecutive months following the Closing and shall use commercially reasonable efforts to collect such past due Rents (which efforts shall include, but not be limited to, including such amounts in Purchaser's invoices and notices for rents due for the period after Closing, but which shall not necessarily include termination of an applicable lease). Purchaser shall have no obligation to commence any action or proceeding to collect any such past due Rents, provided, however, if Purchaser in fact commences any such action or proceeding, the amount sought shall include all Rents unpaid for the period prior to the Closing. Notwithstanding the foregoing, Seller shall have the right, upon prior written notice to Purchaser, to pursue Tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits, but which shall not include termination of an applicable lease). Bills rendered for periods prior to the Closing shall be prepared on the basis of such information furnished by Seller. Purchaser shall deliver to Seller, concurrently with the delivery to Tenants, copies of all statements relating to Overage Rent for periods prior to the Closing.

                        (vi) If, prior to the Closing, Seller shall receive any installment of Overage Rent attributable to Overage Rent for periods from and after the Closing, such sum (less any out-of-pocket costs and expenses (including attorney's fees) incurred by Seller in the collection of such Overage
Rent) shall be apportioned at the Closing. If, after the Closing, Purchaser shall receive any installment of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum (less any out-of-pocket costs and expenses (including reasonable counsel fees) incurred by Purchaser in the collection of such Overage Rent) shall be paid by Purchaser to Seller promptly after Purchaser receives payment thereof.

                        (vii) To the extent that any payment on account of Overage Rent is required to be paid periodically by Tenants for any calendar year (or, if applicable, any lease year or any other applicable accounting period), and at the end of such calendar year (or lease year or other applicable accounting period, as the case may be) such estimated amounts are to be recalculated based upon the actual expenses, taxes or other relevant factors for that calendar year (or lease year or other applicable accounting period, as the case may be), then Purchaser agrees to so recalculate same, and to bill such Tenants for all amounts due from such Tenants on account therefor, within four
(4) months after the end of such calendar year (or lease year or other applicable accounting period, as the case may be). At the time(s) of final calculation and collection from (or refund to) each Tenant of the amounts in reconciliation of actual Overage Rent, there shall be a re-proration between Seller and Purchaser in accordance with this Agreement and Seller and Purchaser shall each be entitled to (or responsible for, as the case may be) the amounts attributable to such party's period of ownership of the Premises. Purchaser shall indemnify and hold Seller harmless from any and all losses, costs, damages, liens, claims, counterclaims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by Seller as the result of Purchaser failing to pay over to any Tenant any amount paid by Seller to Purchaser on account of Overage Rent.

                        (viii) Until the earlier of (x) such time as all amounts required to be paid to Seller by Purchaser pursuant to this SECTION 7(F) shall have been paid in full and (y) the first (1st) anniversary of the Closing Date, Purchaser shall furnish to Seller a reasonably detailed monthly accounting of (a) cash receipts from Tenants owing rent to Seller as of the Closing (including without limitation Overage Rent) and (b) any amounts subject to apportionment hereunder, with a detailed accounting of amounts allocable to Seller pursuant to this Agreement, which accounting shall be delivered to Seller on or prior to the fifteenth (15th) day following the last day of each calendar month from and after the calendar month in which the Closing occurs. Seller and its representatives shall have the right from time to time for a period of two
(2) years following the Closing, on prior notice to Purchaser, during ordinary business hours on business days, to review Purchaser's rental records with respect to the Property to ascertain the accuracy of any such accountings.

                G. If any adjustment or apportionment is miscalculated at the Closing, or the complete and final information necessary for any adjustment is unavailable at the Closing, the affected adjustment shall be calculated after the Closing. The provisions of this ARTICLE 7 shall survive the Closing Date.

        8.      CLOSING DELIVERIES.

                A. At the Closing, Seller shall deliver to Purchaser, executed and acknowledged, as applicable:

                        (i) A Bargain and Sale Deed without Covenant for the Premises, in the form of EXHIBIT "8(A)(I)";

                        (ii) A general bill of sale for the Personal Property, in the form of EXHIBIT "8(A)(II)", conveying, as more particularly set forth therein, to Purchaser all of Seller's right, title and interest in and to the Personal Property;

                        (iii) An assignment and assumption, in the form of EXHIBIT "8(A)(III)", which provides for, as more particularly set forth therein, the assignment by Seller of all of Seller's right, title and interest as landlord in and to the Leases and the assumption by Purchaser of all of Seller's obligations as landlord under the Leases arising from and after the Closing Date (the "ASSIGNMENT OF LEASES");

                        (iv) An assignment and assumption, in the form of EXHIBIT "8(A)(IV)", which provides for, as more particularly set forth therein, the assignment by Seller of all of Seller's right, title and interest in and to all of the Surviving Contracts and Brokerage Agreements and the assumption by Purchaser of all of Seller's obligations under such Surviving Contracts and Brokerage Agreements arising from and after the Closing Date (the "ASSIGNMENT OF CONTRACTS");

                        (v) (a) The Security Deposits under Leases in effect on the Closing Date and which have not been applied in accordance with the Lease and applicable law, which shall be delivered as provided in (b) and
(c) below.

                                (b)     With respect to any cash Security
Deposits, by payment of the aggregate amount thereof (together with accrued interest thereon, if any, less Seller's proportionate share of administrative fees, if any) to Purchaser or as a credit to Purchaser against the Purchase Price, at Seller's option.

                                (c)     With respect to any Security Deposit
which is wholly or partially comprised of a letter of credit (collectively, the "LETTERS OF CREDIT"), all original Letters of Credit, with all amendments thereto, actually held by Seller accompanied by, to the extent transferable at no cost to Seller, appropriate instruments (if made available after reasonable request by Seller) executed by Seller providing for the transfer of the Letters of Credit to Purchaser. Seller and Purchaser shall reasonably cooperate with each other, at no cost to Seller, following the Closing so as to complete the transfer of the Letters of Credit and cause Purchaser to be the beneficiary thereunder. Until Purchaser is a named beneficiary, Purchaser may, upon request in a form acceptable to Seller, deliver a Letter of Credit to Seller, who shall request a draw upon the same and deliver to Purchaser proceeds received thereon. Purchaser hereby indemnifies and holds Seller harmless from any and all losses, costs, damages, liens, claims, counterclaims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by Seller as the result of Seller taking any steps pursuant to a request of Purchaser, including drawing, or seeking to draw, on any Tenant's Security Deposit. The provisions of this SECTION 8(A)(V)(C) shall survive the Closing;

                        (vi) Executed original counterparts of all Leases and Surviving Contracts, or copies thereof to the extent executed original counterparts are not in Seller's possession (location at the Building on the Closing Date of any of the materials referred to in this clause (vi) shall be deemed delivery thereof to Purchaser);

                        (vii) A certification of nonforeign status, in form required by Internal Revenue Code Section 1445 and the regulations issued thereunder;

                        (viii) Notice letters to the Tenants, in the form of EXHIBIT "8(A)(VIII)" (the "NOTICE LETTERS"), prepared by Purchaser;

                        (ix) Notice letters to contractors under Surviving Contracts, in the form of EXHIBIT "8(A)(IX)" (the "CONTRACTOR NOTICE Letters"), prepared by Purchaser;

                        (x) The Tenant Estoppels (as hereinafter defined), including any applicable Seller Estoppel (as hereinafter defined) required to be delivered under ARTICLE 10 hereof;

                        (xi) Evidence of authority, good standing (if applicable) and due authorization of Seller to enter into the within transaction and to perform all of its obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with Seller's organizational documents and applicable laws and to enable Title Insurer to omit all exceptions regarding Seller's good standing, authority and authorization;

                        (xii) An assignment and assumption agreement with respect to union collective bargaining agreements in the form of EXHIBIT "8(A)(XIV)" (the "ASSUMPTION OF UNION AGREEMENTS");

                        (xiii) To the extent in Seller's possession (a) those transferable licenses and permits, authorizations and approvals pertaining to the Premises which are not posted at the Premises and (b) all transferable guarantees and warranties which Seller has received in connection with any work or services performed or equipment installed in and improvements erected on the Premises (location at the Building on the Closing Date of any of the materials referred to in this clause (xv) shall be deemed delivery thereof to Purchaser);

                        (xiv) A Novation Agreement in the form of EXHIBIT "8(A)(XVII)" (the "Novation Agreement"); and

                        (xv) The Management Subcontract (as hereinafter defined);

                        (xvi) Such other instruments or documents which by the terms of this Agreement are to be delivered by Seller at the Closing.

                B. At the Closing, Purchaser shall deliver to Seller, executed and acknowledged, as applicable:

                        (i) The balance of the Purchase Price and all other amounts payable by Purchaser to Seller at the Closing pursuant to this Agreement;

                        (ii)    The Assignment of Leases;

                        (iii)   The Assignment of Contracts;

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

                        (iv)    The Tenant Notice Letters;

                        (v)     The Contractor Notice Letters;

                        (vi)    The Transfer Tax Return;

                        (vii)   The Assumption of Union Agreements;

                        (viii)  The Novation Agreement;

                        (ix) Evidence of authority, good standing (if applicable) and due authorization of Purchaser to enter into the within transaction and to perform all of its obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with Purchaser's organizational documents and applicable laws;

                        (x) A receipt for each of the Security Deposits paid over or credited to Purchaser at the Closing;

                        (xi) The Management Subcontract (as hereinafter defined); and

                        (xii) Such other instruments or documents which by the terms of this Agreement are to be delivered by Purchaser at Closing.

                C. The acceptance of title to the Premises by Purchaser shall be deemed to be full performance and discharge of any and all obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive the Closing.

        9.      DUE DILIGENCE PERIOD.

                A. Subject to Section 12 hereof, Purchaser shall have the period beginning on the date of this Agreement and ending on October 26, 2005 (the "Due Diligence Period") to conduct due diligence review of the Premises and all records and other materials related thereto as Purchaser deems appropriate. If, between the date of this Agreement and the end of the Due Diligence Period, Purchaser shall, for any reason or for no reason, in Purchaser's sole discretion, determine that it does not wish to consummate the transaction contemplated by this Agreement, Purchaser shall be entitled to terminate this Agreement by giving written notice of such termination prior to 5:00 P.M. New York time on the last day of the Due Diligence Period (the "Termination Notice") and thereupon, except for those matters which expressly survive the termination of this Agreement, Seller and Purchaser shall have no further rights or obligations to each other under this Agreement and Purchaser shall be entitled to a refund of the Initial Deposit. If Purchaser does not deliver the Termination Notice prior to 5:00 P.M. New York time on the last day of the Due Diligence Period, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section.

                B. In order to facilitate Purchaser's investigation of the Premises during the Due Diligence Period Seller shall use commercially reasonable efforts to deliver or make available to Purchaser copies of the documents listed on EXHIBIT "9(B)" hereto to the extent such items are in Seller's possession or under Seller's control. Notwithstanding anything to the contrary contained in this SECTION 9B, Seller's failure to deliver or make available any of such documents shall not be a default by Seller of this Agreement, and Purchaser's obligations to close the acquisition of the Premises pursuant to this Agreement shall not be conditioned on Seller delivering or making available to Purchaser any of such documents.

        10.     ESTOPPEL CERTIFICATES.

                A. After the date hereof, Seller shall use commercially reasonable efforts to obtain from Tenants estoppel certificates substantially in the form of EXHIBIT "10(A)" or in a form specified or provided for in the applicable Lease or in the case of Leases with the General Services Administration or other governmental agency, on such agency's standard form. It shall be a condition precedent to Purchaser's obligation to close hereunder that Seller deliver to Purchaser, on or prior to the Closing Date, estoppel certificates from Tenants occupying seventy-five percent (75%) of the rentable square footage of the Premises occupied as of the date of this Agreement (the "ESTOPPEL THRESHOLD"), which must include each Tenant occupying more than 18,000 rentable square feet (the "REQUIRED TENANTS"), providing for such matters for which a Tenant is required to so estop pursuant to its Lease. The estoppel certificates required hereunder are collectively referred to as the "TENANT ESTOPPELS". Seller shall deliver each Tenant Estoppel to Purchaser promptly following Seller's receipt thereof. All estoppel certificates delivered in accordance with the terms of this Agreement shall be included in determining whether Seller has satisfied the Estoppel Threshold unless an assertion made by a Tenant in its estoppel would result in a "material" (as defined in SECTION 16(D)) reduction in the value of the Premises and which assertion was not disclosed to Purchaser prior to the expiration of the Due Diligence Period.

                B. If Seller does not obtain the Tenant Estoppels as required hereunder, Seller shall have the right to deliver to Purchaser at the Closing a certificate (the "SELLER ESTOPPEL") on account of a sufficient number of Tenants such that the Estoppel Threshold would have been satisfied had such Tenants delivered an estoppel certificate. Notwithstanding the foregoing, Seller may not deliver a Seller Estoppel for (a) any of the Required Tenants or (b) Tenants occupying in the aggregate in excess of fifteen percent (15%) of the rentable square footage of the Premises occupied as of the date of this Agreement. No Seller Estoppel shall survive the date that is the earlier of (x) the date of delivery of Tenant Estoppels satisfying the Estoppel Threshold and
(y) the date of delivery of a Tenant Estoppel from the Tenant under the Lease covered by the applicable Seller Estoppel, and in no event shall a Seller Estoppel survive later than the Survival Period (hereinafter defined).

                C. Seller shall be entitled to one or more adjournments, not to exceed thirty (30) days in the aggregate, of the Closing Date to obtain Tenant Estoppels.

        11. CANCELLATION OF CONTRACTS. If Purchaser desires that Seller cancel any Existing Contract, and such Existing Contract is (a) cancelable without cause upon no more than thirty (30) days' notice by Seller, (b) cancelable without payment of a cancellation fee or any other consideration and
(c) cancelable during the period beginning on the date Seller receives the Desired Cancelled Contracts List (as hereinafter defined) and the Closing Date (the "DESIRED CANCELLED CONTRACTS"), Purchaser shall provide Seller with a list thereof (the "DESIRED

CANCELLED CONTRACTS LIST") within seven (7) days after the date of this Agreement. Seller shall not be obligated to cancel, or seek to cancel, any of the Telecommunications Contracts or any Existing Contracts that are not cancelable without cause upon no more than thirty (30) days' notice by Seller and without payment of a cancellation fee or any other consideration (collectively "RESTRICTED CONTRACTS"). Purchaser shall be obligated to assume all of the Telecommunications Contracts and all Restricted Contracts in respect of the period from and after the Closing (without any assignment to Purchaser of, or any apportionment or adjustment to Purchaser on account of, any stock warrants or rights of like-kind thereunder). Seller shall, on or before the Closing Date, notify all parties under the Desired Cancelled Contracts of such cancellation. Purchaser understands and agrees that certain Desired Cancelled Contracts may remain in effect after the Closing through the expiration of the contractual termination period thereunder and that Purchaser shall be responsible for all payments and other obligations under such Desired Cancelled Contracts arising after the Closing. The "SURVIVING CONTRACTS" shall mean the New Contracts, the Telecommunications Contracts and the Existing Contracts, excluding those Desired Cancelled Contracts which have actually been cancelled with an effective cancellation date on or before the Closing.

        12.     RIGHT OF INSPECTION.

                A. Purchaser, from time to time prior to the Closing and during regular business hours, upon at least two (2) business days' prior written notice to Seller, may inspect the Premises, provided that (i) Purchaser shall not, whether pursuant to this right of inspection or otherwise, communicate with any Tenants or occupants of the Premises without, in each instance, the prior consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed (which consent shall be in writing or via email from Jason Semmel or Jonathon Yormak), and (ii) Purchaser shall not perform any tests with respect to the Premises without the prior written consent of Seller in each instance, which consent may be withheld in Seller's sole discretion. Any entry upon the Premises shall be performed in a manner which is not disruptive to Tenants or the normal operation of the Premises and shall be subject to the rights of any Tenants or occupants of the Premises. Purchaser shall (i) exercise reasonable care at all times that Purchaser shall be present upon the Premises,
(ii) at Purchaser's expense, observe and comply with all applicable laws and any conditions imposed by any insurance policy then in effect with respect to the Premises and (iii) not engage in any activities which would violate the provisions of any permit or license pertaining to the Premises. Seller shall have the right to have a representative of Seller accompany Purchaser during any such communication or entry upon the Premises.

                B. Purchaser hereby agrees to indemnify, defend and hold Seller, its officers, shareholders, partners, members, directors, employees, attorneys and agents harmless from and against any and all liability, loss, cost, judgment, claim, damage or expense (including, without limitation, attorneys' fees and expenses), resulting from or arising out of the entry upon the Premises by Purchaser and its employees, agents, consultants, contractors and advisors. The foregoing indemnification shall survive the Closing or the termination of this Agreement.

                C. As a condition precedent to entering the Premises in connection with any inspection, Purchaser shall maintain or cause to be maintained, at Purchaser's sole cost and expense, a policy of comprehensive general public liability and property damage insurance by an insurer or syndicate of insurers reasonably acceptable to Seller: (a) with a combined single limit of not less than Three Million Dollars ($3,000,000.00) general liability and Five Million Dollars ($5,000,000.00) excess umbrella liability, (b) insuring Purchaser, Seller, their respective affiliates, Seller's lender and any other person or entity related to Seller or involved with the transaction contemplated by this Agreement (such additional persons or entities to be designated in writing by Seller), as additional insureds, against any injuries or damages to persons or property that may result from or are related to (x) Purchaser's entry upon the Premises and (y) any inspection or other activity conducted thereon by representatives or agents of Purchaser and (c) containing a provision to the effect that insurance provided by Purchaser hereunder shall be primary and noncontributing with any other insurance available to Seller. Purchaser shall deliver evidence of such insurance coverage to Seller prior to the commencement of the first inspection and proof of continued coverage prior to any subsequent inspection.

                D. Notwithstanding any provision in this Agreement to the contrary, neither Purchaser nor any representative or agent of Purchaser shall contact any Federal, state, county, municipal or other department or governmental agency regarding the Premises without Seller's prior written consent thereto (except as necessary to obtain zoning information or a zoning endorsement to Purchaser's title policy). In addition, if Seller's consent is obtained by Purchaser, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and shall be entitled to have a representative present when Purchaser has any such contact with any governmental official or representative.

        13.     TITLE INSURANCE.

                A. Within five (5) days after the date of this Agreement, Purchaser shall place an order with Title Insurer for a title insurance report and commitment for an owner's title insurance policy for the Premises (the "COMMITMENT"). Title Insurer shall issue and deliver the Commitment to Seller and Purchaser. Except as otherwise expressly provided in this Agreement, Seller shall have no obligation to remove any exception to title. At Closing, Seller shall deliver and Purchaser shall accept the Premises subject only to the Permitted Exceptions. If exceptions to title appear in the Commitment or on any update or continuation of the Commitment (each a "CONTINUATION") which are not Permitted Exceptions, Purchaser shall notify Seller thereof within the earlier of five (5) days after Purchaser receives such Commitment or Continuation (as applicable) and the last business day prior to the Closing Date, failing which Purchaser shall be deemed to have elected to acquire the Premises subject to such additional exceptions to title. If Seller is unable, or elects not to attempt, to eliminate any exceptions to title which are not Permitted Exceptions or which Seller is not otherwise obligated to cure or remove hereunder, and accordingly, is unable to convey title to the Premises in accordance with the provisions of this Agreement, Seller shall so notify Purchaser and, within five
(5) business days after receipt of such notice from Seller, Purchaser shall elect either (i) to terminate this Agreement by notice given to Seller (time being of the essence with respect to Purchaser's notice), in which event the provisions of ARTICLE 14 of this Agreement shall apply, or (ii) to accept title to the Premises subject to such exceptions, without any abatement of the Purchase Price. If Purchaser shall not notify Seller of such election within such five (5) day period, Purchaser shall be deemed to have elected clause (ii) above with the same force and effect as if Purchaser had elected clause (ii) within such five (5) day period.

                B. If the Commitment discloses judgments, bankruptcies or similar returns against persons or entities having names the same as or similar to that of Seller but which returns are not against Seller, Seller, on request, shall deliver to Purchaser or Title Insurer affidavits reasonably acceptable to Seller to the effect that such judgments, bankruptcies or returns are not against Seller, in form and substance sufficient to permit removal of same as exceptions in Purchaser's title policy.

                C. If the Commitment discloses exceptions (other than the Permitted Exceptions) which (i) may be removed solely by reference to Seller's existing title policy, or (ii) were created, consented to or affirmatively permitted by Seller in writing after the date hereof, then Seller shall remove such exceptions. Notwithstanding the foregoing, Seller, at its option in lieu of satisfying such exceptions, may deposit with Title Insurer such amount of money and provide such documentation, affidavits and indemnities as may be reasonably determined by Title Insurer as being sufficient to induce it to insure Purchaser against collection of such liens and/or encumbrances, including interest and penalties, out of or against the Premises, in which event such exceptions shall not be objections to title.

                D. Seller shall be entitled to one or more adjournments of the Closing Date, not to exceed forty-five (45) days in the aggregate, to remove any exceptions to title which Seller is obligated to remove under this Agreement or elects to attempt, but is not obligated, to remove.

                E. Notwithstanding the foregoing provisions of this ARTICLE 13, in the event that Title Insurer shall raise an exception to title which is not a Permitted Exception, Seller shall have no obligation to eliminate such exception and Purchaser shall have no right to terminate the Agreement by reason of such exception if another title insurer shall be prepared to insure title to the Premises at regular rates without such exception.

                F. Purchaser shall pay the costs of examination of title and any owner's or mortgagee's policy of title insurance to be issued insuring Purchaser's title to the Property (which shall be issued by Title Insurer), as well as all other title charges, endorsement costs, reinsurance and coinsurance costs, survey fees and costs, recording charges and any and all other costs or expenses incident to the Closing, including all mortgage recording taxes (it being acknowledged that financing shall not be a condition to Closing). Seller and Purchaser shall each pay the fees of their respective attorneys incurred in connection with this transaction. Seller and Purchaser shall split equally any closing escrow fees.

        14. RETURN OF DEPOSIT. If Seller is unable to convey title in accordance with the express terms of this Agreement or if, in accordance with the terms of this Agreement, Purchaser is entitled to and elects to terminate this Agreement, as provided for in Article 23 of this Agreement, then this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except that Escrow Agent shall refund to Purchaser the Deposit (or portion thereof to the extent actually deposited) (together with all interest thereon, if any), and neither party to this Agreement shall thereafter have any further right or obligation hereunder, except for the rights and obligations hereunder that expressly survive the termination of this Agreement.

        15. PURCHASER'S DEFAULT. If Purchaser shall default in the payment of the Purchase Price hereunder or if Purchaser shall fail or refuse to perform any of its material obligations to be performed on the Closing Date, the parties hereto agree that Seller's sole remedy shall be to terminate this Agreement and retain the Deposit (together with all interest thereon, if any) as liquidated damages, it being expressly understood and agreed that in the event of Purchaser's default, Seller's damages would be impossible to ascertain and that the Deposit (together with all interest thereon, if any) constitutes a fair and reasonable amount of compensation in such event. Upon such termination, neither party to this Agreement shall have any further rights or obligations hereunder except that: (a) Purchaser shall return to Seller all written material relating to the Premises or the transaction contemplated herein delivered by or on behalf of Seller; (b) Escrow Agent shall deliver to Seller and Seller shall retain the Deposit (together with all interest thereon, if any) as liquidated damages, except with respect to any breaches of Surviving Obligations (as hereinafter defined); and (c) any provisions of this Agreement which expressly survive the termination of this Agreement (collectively, the "SURVIVING OBLIGATIONS") shall survive and continue to bind Purchaser.

        16.     REPRESENTATIONS AND WARRANTIES.

                A. Seller hereby represents and warrants to Purchaser that as of the date of this Agreement:

                        (i) The Leases listed on EXHIBIT "1(B)" are the only leases affecting the Premises in which Seller holds the lessor's interest and there are no other leases affecting the Premises (other than subleases, licenses, tenancies or other possession or occupancy agreements which may have been entered into by the Tenants, or their predecessors in interest, under such Leases); to the extent in the possession of Seller, true and complete copies of all such Leases have been made available to Purchaser; Seller, as lessor under such Leases, has not received any written notice of (x) any material default of any of its material obligations under such Leases which has not been cured or
(y) any intention by a Tenant to terminate its Lease;

                        (ii) The Union Employees listed on EXHIBIT "16(A)(II)" are all of the Union employees who work at the Premises;

                        (iii) The Existing Contracts listed on EXHIBIT "1(C)" are the only Existing Contracts; to the extent in the possession of Seller, true and complete copies of all such Existing Contracts have been made available to Purchaser; the Telecommunications Contracts listed on EXHIBIT "1(D)" are the only Telecommunications Contracts; to the extent in the possession of Seller, true and complete copies of all such Telecommunications Contracts have been made available to Purchaser;

                        (iv) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

                        (v) Seller has taken all action required to execute, deliver and, subject to obtaining any consents or waivers required to be obtained prior to the Closing, which consents or waivers shall without limitation include Lehman's consent to the transaction contemplated hereby, perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person;

                        (vi) This Agreement and all documents which are to be delivered to Purchaser by Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller; are, or at the time of Closing will be, legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; and do not conflict with any provision of any law or regulation to which Seller is subject, violate any provision of any judicial order to which Seller is a party or to which Seller or the Premises is subject;

                        (vii) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

                        (viii) Seller has not received written notice of any pending or threatened condemnation with respect to the Premises or any part thereof;

                        (ix) There are no actions, suits or proceedings pending against Seller in any court of law or in equity or before any governmental instrumentality that is not covered by insurance that might materially adversely affect the ability of Seller to perform its obligations under this Agreement;

                        (x) The Brokerage Agreements listed on EXHIBIT "1(E)" are the only brokerage agreements entered into by Seller with respect to the leasing of portions of the Premises that have potential payment obligations which survive the Closing and all leasing commissions and tenant improvements costs attributable to the Leases and payable by Seller have been paid in full to the extent due and payable, except as set forth on EXHIBIT "16(A)(X)";

                        (xi) Seller has delivered to Purchaser copies of all Environmental Reports with respect to the Premises performed by or on behalf of Seller and in Seller's possession; and

                        (xii) Seller's interest in the Premises does not constitute assets of an employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and Seller is not aware of any facts or circumstances that would cause the transaction contemplated by this Agreement to be a "prohibited transaction" within the meaning of ERISA.

                B. Purchaser represents and warrants to Seller that, as of the date hereof:

                        (i) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and shall at Closing be in good standing and qualified to do business under the laws of the District of Columbia; Purchaser has taken all action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person;

                        (ii) This Agreement and all documents which are to be delivered to Seller by Purchaser at the Closing: are, or at the time of Closing will be, duly authorized, executed and delivered by Purchaser; are, or at the time of Closing will be, legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; and do not conflict with any provision of any law or regulation to which Purchaser is subject, violate any provision of any judicial order to which Purchaser is a party or to which Purchaser is subject;

                        (iii) There are no judgments, orders or decrees of any kind against Purchaser unpaid or unsatisfied of record and no legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court or administrative agency which has, or is likely to have, any material adverse effect on (a) the business or assets or the condition, financial or otherwise, of Purchaser or (b) the ability of Purchaser to perform its obligations under this Agreement; and

                        (iv) Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser; No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property.

                C. The representations of Seller set forth in this Agreement and the statements of Seller in any Seller Estoppel (collectively, the "SURVIVING SELLER REPRESENTATION(S)") shall survive the Closing under this Agreement for a period of six (6) months after the Closing Date (the "SURVIVAL PERIOD"); PROVIDED, HOWEVER, that the representations of Seller set forth in this Agreement with respect to Leases shall not survive the Closing to the extent a Tenant Estoppel is delivered. Each Surviving Seller Representation shall automatically be null and void and of no further force and effect after the Survival Period unless, prior to the end of the Survival Period, Purchaser shall have asserted in writing a specific claim with respect to the particular Surviving Seller Representation and commenced a legal proceeding within thirty
(30) days thereafter against Seller alleging that Seller is in breach of such Surviving Seller Representation and that Purchaser has suffered actual damages as a result thereof (a "PROCEEDING"). In no event shall Purchaser be entitled to assert any consequential or punitive damages, nor shall it be entitled to any award or payment based on such damages. If Purchaser timely commences a Proceeding, and a court of competent jurisdiction, pursuant to a final, non-appealable order in connection with such Proceeding, determines that (1) the applicable Surviving Seller Representation was breached AND (2) Purchaser suffered actual damages (the "DAMAGES") by reason of such breach AND (3) Purchaser did not have Knowledge of such breach prior to the Closing AND (4) the breach was "material" (as defined in SECTION 16(D)), then Purchaser shall be entitled to receive an amount equal to the Damages, but in no event in an amount greater than the Ceiling (as hereinafter defined); provided, however, Purchaser shall not be entitled to pursue any claim against Seller for damage to Purchaser that is less than the Floor (as hereinafter defined). If Purchaser has a single claim against Seller that is more than the Floor, then Purchaser shall be entitled to pursue the actual loss suffered by Purchaser in connection with such claim against Seller, but in no event shall Seller's liability for any and all claims exceed the Ceiling. For purposes of this SECTION 16(C), Purchaser shall be deemed to have knowledge if Purchaser and/or its affiliates and their respective officers, employees, agents, representatives or consultants had Knowledge of the fact in issue prior to Closing. As used herein, "FLOOR" shall mean with respect to any claim or claims against Seller for breach of any

Surviving Seller Representation, One Hundred Fifty Thousand Dollars ($150,000.00), and "CEILING" shall mean One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00).

                D.      (i)     Seller may modify or update any representation
or warranty in this Agreement to correct any mistake and/or to reflect any matter which arises subsequent to the date of this Agreement. If Purchaser has Knowledge of any matter which Purchaser claims would give rise to a right of Purchaser to terminate this Agreement pursuant to the terms hereof, Purchaser shall notify Seller of such matter within the earlier of five (5) days of learning of same and the Closing Date, failing which any rights of Purchaser or obligation of Seller under this Agreement regarding such matter shall be waived. Purchaser's notice shall include a determination of the amount by which the damages arising from the alleged matter exceeds the materiality threshold provided for herein (the "BREACH AMOUNT"). If the Breach Amount exceeds the materiality threshold provided for herein but is less than One Million Five Hundred Thousand Dollars ($1,500,000.00), then Seller shall have the right, but not the obligation, to attempt to cure such matter (but no such attempt shall constitute an acknowledgement or agreement that Purchaser has any right not to perform hereunder) or to credit Purchaser with the Breach Amount. In connection with Seller's election to attempt to cure such matter, Seller shall have until the date that is the later of the originally scheduled Closing Date or ninety
(90) days from the date of Purchaser's notice to attempt to effectuate such cure and, at Seller's option, the Closing Date shall be extended to such ninetieth
(90th) day (or any earlier business day) after Purchaser's notice to permit such cure by Seller. Seller shall also have the right to post an escrow with the Escrow Agent equal to the Breach Amount, in which event Seller and Purchaser shall proceed to the Closing as provided for in this Agreement, and either party may, at any time following the Closing, commence an action to settle such dispute. If Seller elects not to cure such matter, Purchaser shall have the right to terminate this Agreement by written notice to Seller by the earlier of five (5) days after receipt of written notice of such election by Seller and the Closing Date, failing which any rights of Purchaser to terminate this Agreement pursuant to this Section shall be deemed waived. If the Breach Amount is more than One Million Five Hundred Thousand Dollars ($1,500,000.00), Purchaser shall have the right to terminate this Agreement by written notice to Seller by the earlier of five (5) days of learning of same and the Closing Date, failing which any rights of Purchaser to terminate this Agreement pursuant to this Section shall be deemed waived. In the event that this Agreement is terminated under this SECTION 16D, the Deposit shall be returned to Purchaser. For the purposes of this Agreement, "MATERIAL" shall mean any state of facts, taken alone or together with all other material untruths or inaccuracies and all such covenants with which Seller has not materially complied, the restoration of which to the condition represented or warranted by Seller under this Agreement, or the cost of compliance with which, would cost in excess of Three Hundred Thousand Dollars ($300,000.00).

                        (ii) Notwithstanding anything to the contrary contained in this Agreement, (x) Seller does not represent or warrant that any Lease will be in force or effect at Closing, that any Tenant will have performed its obligations under its Lease or that any Tenant will not be the subject of bankruptcy proceedings, (y) the existence of any default by a Tenant, the failure by a Tenant to perform its obligations under its Lease, the termination of any Lease prior to Closing by reason of the Tenant's default (if in accordance with the other provisions of this Agreement) or the existence of bankruptcy proceedings pertaining to any Tenant shall not affect Purchaser's to close or any other obligation hereunder or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser and (z) to the extent that any documents listed on any Exhibit to this Agreement sets forth any information inconsistent with or contrary to any of Seller's representations or warranties in this Agreement and are received by Purchaser prior to the expiration of the Due Diligence Period, Seller's representations and warranties are deemed modified by such information.

        17.     BROKER.

                A. Seller represents to Purchaser that it has not dealt with any broker, finder or like agent in connection with this transaction other than Cassidy & Pinkard ("BROKER"). Seller shall pay the amounts due Broker as set forth in a separate agreement by and between Seller and Broker. Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims for any commission, fee or other compensation by any person or entity, including Broker, who shall claim to have dealt with Seller in connection with this transaction and for any and all costs incurred by Purchaser in connection with any such claims including, without limitation, reasonable attorneys' fees and disbursements.

                B. Purchaser represents to Seller that it has not dealt with any broker, finder or like agent in connection with this transaction other than Broker. Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims for any commission, fee or other compensation by any person or entity other than Broker, who shall claim to have dealt with Purchaser in connection with this transaction and for any and all costs incurred by Seller in connection with any such claims including, without limitation, reasonable attorneys' fees and disbursements.

                C. The provisions of this ARTICLE 17 shall survive the Closing or any early termination of this Agreement.

        18.     CONDEMNATION AND DESTRUCTION.

                A. If, prior to the Closing Date, all or any "Significant Portion" (as hereinafter defined) of the Premises is taken, or rendered unusable for its current purpose or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than five (5) days after receipt of Seller's notice. For purposes of this SECTION 18(A) and
SECTION 18(B) hereof, a "SIGNIFICANT PORTION" shall mean fifteen percent (15%) or more in the aggregate of the floor area of the Building. If this Agreement is terminated as aforesaid, neither party shall have any further rights or obligations hereunder except that Escrow Agent shall refund to Purchaser the Deposit (together with interest thereon, if any). If Purchaser does not elect to terminate this Agreement, or if the portion of the Premises which is taken or rendered unusable or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) is not a Significant Portion of the Premises, Purchaser shall accept so much of the Premises as remains after such taking with no abatement of the Purchase Price, and at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller's interest in and to all awards for such taking by eminent domain.

                B. If, prior to the Closing Date, a Significant Portion of the Building is destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon ten (10) days notice to Seller given not later than five (5) days after receipt of Seller's notice, provided, however, that within such ten (10) day period Seller may, at its option, notify Purchaser that it intends to repair such damage at its sole cost and expense, and Seller may, upon such notice, postpone the Closing for a period of time reasonably necessary, but not to exceed One Hundred Eighty (180) days in the aggregate, to make such repairs. If Purchaser shall elect to terminate this Agreement as aforesaid and Seller shall not notify Purchaser within such ten (10) day period of its intention to make such repairs, this Agreement shall terminate and neither party shall have any further rights or obligations hereunder except that Escrow Agent shall refund to Purchaser the Deposit (together with all interest thereon, if any). If Purchaser does not elect to terminate this Agreement as provided above, or if the portion of the Premises so damaged or destroyed is not a Significant Portion of the Premises, Purchaser shall accept the Premises in its then "as is" condition with no abatement of the Purchase Price, and at the Closing Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller's interest in and to all casualty insurance proceeds payable in connection with such casualty (except that the proceeds of any business interruption or rental value insurance payable to Seller shall be apportioned as of the Closing Date), and, to the extent the casualty was to a Significant Portion, Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of any loss deductible payable by Seller in connection with casualty coverage.

        19.     ESCROW.

                A. The Deposit shall be held in escrow by Escrow Agent, upon the following terms and conditions:

                        (i) Escrow Agent shall deposit the Deposit in an interest-bearing account or invest the Deposit in a money market or monetary fund;

                        (ii) Escrow Agent shall deliver to Seller the Deposit (together with all interest thereon, if any) at and upon the Closing; and

                        (iii) If this Agreement is terminated in accordance with the terms hereof, or if the Closing does not take place under this Agreement by reason of the failure of either party to comply with such party's obligations hereunder, Escrow Agent shall pay the Deposit (together with all interest thereon, if any) to Seller and/or Purchaser, as the case may be, in accordance with the provisions of this Agreement.

                B.      It is agreed that:

                        (i) The duties of Escrow Agent are only as herein specifically provided, and, except for the provisions of SECTION 19(C) hereof, are purely ministerial in nature, and Escrow Agent shall incur no liability whatever except for its own willful misconduct or gross negligence;

                        (ii) Escrow Agent shall not be liable or responsible for the collection of the proceeds of any checks used to pay the Deposit;

                        (iii) In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either of the other parties hereto or their successors;

                        (iv) Escrow Agent may assume that any person purporting to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so;

                        (v) Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent, Seller and Purchaser;

                        (vi) Except as otherwise provided in SECTION 19(C) hereof, Seller and Purchaser shall jointly and severally reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement;

                        (vii) Each of Seller and Purchaser hereby releases Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder; and

                        (viii) Escrow Agent may resign upon ten (10) days written notice to Seller and Purchaser. If a successor Escrow Agent is not appointed by Seller and Purchaser within such ten (10) day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

                C. Escrow Agent is acting as a stakeholder only with respect to the Deposit. Escrow Agent, except in the event of the Closing, shall not deliver the Deposit except on seven (7) days' prior written notice to the parties and only if neither party shall object within such seven (7) day period. If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the same until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Deposit (together with all interest thereon, if any), or in the absence of such authorization Escrow Agent may hold the Deposit (together with all interest thereon, if any), until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given or proceedings for such determination are not begun within thirty (30) days after the date Escrow Agent shall have received written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit (together with all interest thereon, if any), in court pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Deposit, or if the Deposit is split between the parties hereto, such costs of Escrow Agent shall be split, PRO RATA, between Seller and Purchaser, in inverse proportion to the amount of the Deposit received by each. Upon making delivery of the Deposit (together with interest thereon, if any), in the manner provided in this Agreement, Escrow Agent shall have no further obligation or liability hereunder.

                D. Escrow Agent has executed this Agreement solely to confirm that Escrow Agent has received the Deposit (if the Deposit is made by check, subject to collection) and will hold the Deposit, in escrow, pursuant to the provisions of this Agreement.

        20.     COVENANTS.

                A.      (i)     From and after October 21, 2005, Seller shall
not enter into any new lease of space or other occupancy arrangement or any New Contract, or materially amend or modify the same, other than (a) with the consent of Purchaser, which consent Purchaser shall not unreasonably withhold, condition or delay, or (b) New Contracts which expire or are cancelable prior to the Closing Date or are cancelable at any time without cause on not more than thirty (30) days' notice, or (c) renewals, extensions, expansions or consents under Leases which, under the terms of the applicable Lease, do not require the consent of the lessor thereunder or to which the consent or approval of the lessor shall not be unreasonably withheld and as to which Seller has no reasonable basis for objecting. If Purchaser fails to respond to a request from Seller for consent to any action for which Purchaser's consent is required under this SECTION 20(A)(I) within three (3) business days after Seller's written request, Purchaser's consent to such action shall be deemed granted. During the period between the date of this Agreement and October 21, 2005, Seller may take any of the aforementioned actions without Purchaser's consent; provided, however, Seller shall deliver copies of all of the aforementioned agreements entered into during such period to Purchaser promptly after execution thereof;

                        (i) Prior to the Closing Seller shall not create any mortgage, deed of trust, lien, pledge or other encumbrance in any way affecting any portion of the Premises other than the liens encumbering the Premises on the date of this Agreement;

                        (ii) Prior to the Closing Seller shall maintain the current insurance coverages on the Premises;

                        (iii) Prior to the Closing Seller shall not add additional Union Employees; provided, however, that Seller may replace any of the current Union Employees with other Union Employees so long as the wages and benefits for any replacement Union Employees are not different in any material respect from the wages and benefits for the replaced Union Employees;

                        (iv) Prior to the Closing, Seller shall continue to operate the Premises in a manner substantially similar to the manner in which Seller has previously operated same; and

                        (v) As of the closing Date, Seller shall, at no cost to Purchaser, cause any existing management agreement or leasing agreement in respect of the Premises to be terminated such that Purchaser shall have no liability or obligation thereunder.

                B. As used in this Agreement, "LEASING COSTS" shall mean brokerage commissions in connection with any lease (including commissions and overrides payable to affiliates of Seller of one-full commission, computed at Seller's affiliates standard rates, if Seller's affiliate is the sole broker, and one-half of such a full commission if Seller's affiliate is a co-broker), out-of-pocket legal fees and expenses incurred in connection with any lease and all costs and expenses required under a lease to be paid by the landlord thereunder, to or for the benefit of the tenant thereunder, including, but not limited to, the costs and expenses, or reimbursements, to prepare the space thereunder for the initial occupancy of the tenant. Seller shall be responsible for all Leasing Costs payable in connection with (y) the initial term of the Leases entered into prior to the date of this Agreement and (x) any renewals, amendments, modifications, terminations, extensions and expansions which have an effective date prior to the date of this Agreement and Seller shall pay such Leasing Costs as, if and when such Leasing Costs are due and payable pursuant to the applicable Lease or Brokerage Agreement. Purchaser shall pay all Leasing Costs payable in connection with: (i) the Leases entered into on or after the date of this Agreement in accordance with the terms of this Agreement, including, but not limited to, those Leases approved in writing by Purchaser (or deemed approved by Purchaser under this Agreement) and leases which are pending as of the Closing, (ii) all renewals, amendments, modifications, terminations, extensions and expansions entered with the approval of Purchaser (or deemed approval of Purchaser under this Agreement) or, without Purchaser's approval, if the lessor's consent to such action is not required or is not to be unreasonably withheld under the terms of the applicable Lease (collectively "NEW LEASES") and the applicable Leasing Costs are payable in accordance with the express terms of such existing Lease and (iii) all renewals, amendments, modifications, extensions and expansions which have an effective date on or after the date of this Agreement. If on or prior to the Closing Date, Seller shall have paid any Leasing Costs for which Purchaser is responsible pursuant to this subsection, Purchaser shall reimburse Seller therefore at the Closing provided that Seller shall supply invoices, statements or commission agreements for all such Leasing Costs. The provisions of this SECTION 20(B) shall survive the Closing.

                C. Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Premises in compliance with the policies of Purchaser and certain laws and regulations affecting Purchaser, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. From and after the date of this Agreement and following the Closing, (i) Seller shall use commercially reasonable efforts to provide to Purchaser such financial information and supporting documentation as are in Seller's possession or under Seller's control and are reasonably necessary for Purchaser's auditors to prepare audited financial statements (including without limitation any audited financial statements prepared for Seller with respect to the Premises); (ii) if Purchaser or its auditors require any information that is in the possession of the party from which Seller purchased the Premises, Seller shall use commercially reasonable efforts to obtain from such party the information requested by Purchaser, it being understood and acknowledged by Purchaser that Seller purchased the Premises on or about July 21, 2004; (iii) Seller shall, during normal business hours and upon reasonable written notice from Purchaser, allow Purchaser's auditors reasonable access to such books and records maintained by Seller (and Seller's manager of the Premises) in respect of the Premises as reasonably necessary to prepare such audited financial statements; (iv) Seller shall, during normal business hours and upon reasonable written notice from Purchaser, make available for interview by Purchaser and Purchaser's auditors the manager of the Premises or other agents or representatives of Seller responsible for the day-to-day operation of the Premises and the keeping of the books and records in respect of the operation of the Premises, provided that same does not interfere with Seller's operation of the Premises.

        21.     TRANSFER TAXES.

                A. Seller and Purchaser shall join on the Closing Date in completing, executing, delivering and verifying the returns, affidavits and other documents required by reason of delivery and/or recording of the documents to be delivered at the Closing. Any and all transfer taxes and recording fees relating to the transfer of the Premises to Purchaser (collectively, "CONVEYANCE TAXES") shall be paid by one-half (1/2) by Seller and one-half (1/2) by Purchaser.

                B. Each of Seller and Purchaser shall deliver to Title Insurer at the Closing certified check(s), payable to the order of the appropriate tax collecting agency or official, in the amount its respective share of the Conveyance Taxes.

                C. The provisions of this ARTICLE 21 shall survive the Closing.

        22. NON-LIABILITY. Purchaser agrees that it shall look solely to the Premises, and not to any other assets of Seller, or to the members, managers, directors, officers, employees, shareholders, partners or agents of Seller or any other person, partnership, corporation or trust, as principal of Seller or otherwise, and whether disclosed or undisclosed, to enforce its rights hereunder, and that none of the members, managers, directors, officers, employees, shareholders, partners or agents of Seller or any other person, partnership, corporation or trust, as principal of Seller or otherwise, and whether disclosed or undisclosed, shall have any personal obligation or liability hereunder, and Purchaser shall not seek to assert any claim or enforce any of its rights hereunder against such party. The provisions of this Article 22 shall survive the Closing.

        23. SELLER'S INABILITY TO PERFORM; SELLER'S DEFAULT. If Seller shall be unable or unwilling to perform its obligation to convey the Premises to Purchaser in accordance with the terms of this Agreement, then Purchaser may, as its sole and exclusive remedy, either (i) terminate this Agreement, in which event Escrow Agent shall refund to Purchaser the Deposit (and all interest earned thereon, if any), and neither party shall thereafter have any further right or obligation hereunder, other than the surviving obligations; or (ii) if Purchaser alleges that Seller is unwilling (but is otherwise able) to perform its obligations hereunder, then within thirty (30) days after the then scheduled Closing Date, Purchaser may bring an action in equity against Seller for specific performance. In no event may Purchaser bring an action against Seller for damages or seek any remedy (whether or not in an action at law or in equity) against Seller that could require Seller to pay any monies to Purchaser whether characterized as damages or otherwise (except for an action to compel Escrow Agent to return the Deposit to Purchaser if Purchaser is, in fact, entitled to the return thereof in accordance with this Agreement). The untruth or inaccuracy of any representation or warranty of Seller or Seller's noncompliance with any of its covenants shall not be deemed a willful default by Seller, provided Seller has complied with its obligations under Section 16(D)(i) with respect thereto..

        24. CONDITION OF PREMISES. Purchaser shall accept the Premises at the Closing in its "as is" condition as of the date hereof, reasonable wear and tear excepted, and subject to the provisions of Article 18 hereof in the event of a casualty or condemnation and subject to Seller's compliance with the covenants contained in Article 20 hereof. Seller shall not be liable for any latent or patent defects in the Premises or bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Premises made, furnished or claimed to have been made or furnished, whether orally or in writing, by Seller or any other person or entity, or any partner, employee, agent, attorney or other person representing or purporting to represent Seller. Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller have made and do not make any oral or written representations or warranties whatsoever to Purchaser, whether express or implied, except as expressly set forth in this Agreement, and, in particular, that no such representations and warranties have been made with respect to the physical, environmental condition or operation of the Premises, the presence, introduction or effect of Hazardous Materials at or affecting the Premises, the actual or projected revenue and expenses of the Premises, the zoning and other laws, regulations and rules or Relevant Environmental Laws applicable to the Premises or the compliance of the Premises therewith, the quantity, quality or condition of the Personal Property or Fixtures, the use or occupancy of the Premises or any part thereof, or any other matter or thing affecting or relating to the Premises or the transactions contemplated hereby, except as specifically set forth in this Agreement. Purchaser has not relied and is not relying upon any representations or warranties, or upon any statements made in any informational materials with respect to the Premises provided by Seller or any other person or entity, or any shareholder, employee, agent, attorney or other person representing or purporting to represent Seller, other than the representations and warranties expressly set forth in this Agreement.

        25.     ENVIRONMENTAL MATTERS. Without limiting the generality of
Article 24, Purchaser acknowledges that it has had an opportunity to conduct its own investigation of the Premises with regard to Hazardous Materials and compliance of the Premises with Relevant Environmental Laws. Purchaser is aware (or has had sufficient opportunity to become aware) of the environmental, biological and pathogenic conditions of, affecting or related to the Premises and Purchaser agrees to take the Premises subject to such conditions. Purchaser agrees to assume all costs and liabilities arising out of or in any way connected to the Premises, including, but not limited to those arising out of Hazardous Materials and Relevant Environmental Laws. Purchaser hereby releases Seller, its principals and affiliates, and their respective officers, directors, members, managers, partners, agents, employees, successors and assigns, from and against any and all claims, counterclaims and causes of action which Purchaser may now or in the future have against any of the foregoing parties arising out of the existence of Hazardous Materials affecting the Premises. The provisions of this Article 25 shall survive the Closing.

        26.     TAX CERTIORARI PROCEEDINGS.

                A. If any tax reduction proceedings in respect of the Real Property relating to any fiscal year ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Real Property relating to the fiscal year in which the Closing occurs are pending at the time of the Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same, provided, however, that Seller shall not settle any such proceeding without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed. Purchaser shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings.

                B. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to the period prior to the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to the period from and after the Closing shall belong to and be the property of Purchaser; PROVIDED, HOWEVER, that if any such refund creates an obligation to reimburse any Tenants for any Overage Rent paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Lease to such Tenant) shall, at Seller's election, either (i) be paid to Purchaser and Purchaser shall disburse the same to such Tenants or (ii) be paid by Seller directly to the Tenants entitled thereto. All attorneys' fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Purchaser in proportion to the gross amount of such refunds or savings payable to Seller and Purchaser, respectively (without regard to any amounts reimbursable to Tenants).

                C. The provisions of this ARTICLE 26 shall survive the Closing.

        27.     UNION AGREEMENTS.

                A. Purchaser acknowledges that the Premises are covered by the Union Agreements. Purchaser shall on the Closing Date (i) adopt the Union Agreements and assume the obligations of an employer under the Union Agreements and (ii) offer employment to and hire all of the Employees pursuant to the Assumption of Union Agreements. Purchaser agrees to indemnify, defend and hold Seller free and harmless from and against any and all liability, claims, counterclaims, actions, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements including in connection with enforcing this indemnity) relating to events first occurring under the Union Agreements on and after the Closing Date. Without limiting the general application of the preceding sentence, it is specifically agreed that Purchaser agrees to indemnify, defend and hold free and harmless Seller from and against any and all liability, claims, counterclaims, actions, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements including in connection with enforcing this indemnity), arising out of a claim arising from and after the Closing Date (x) that Purchaser has failed to adopt the Union Agreements or assume the obligations of an employer thereunder or offer employment to all of the Union Employees; and (y) with respect to any severance or termination pay or pension withdrawal liability arising as a result of any sale or change in ownership or management of the Premises. Seller agrees to indemnify, defend and hold Purchaser free and harmless from and against any and all liability, claims, counterclaims, actions, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements including in connection with enforcing this indemnity) first arising under the Union Agreements before the Closing Date, and specifically excluding the amounts set forth in clauses (x) and (y) in the immediately preceding sentence.

                B.      The obligations and undertaking of Purchaser under this
ARTICLE 27 is a special inducement to Seller to enter into this Agreement without which Seller would not enter into this Agreement.

                C. The provisions of this ARTICLE 27 shall survive the Closing.

        28. NOTICES. All notices, demands or requests made pursuant to, under or by virtue of this Agreement (in each case, a "NOTICE") must be in writing and sent to the party to which the Notice is being made by facsimile, nationally recognized overnight courier or delivered by hand with receipt acknowledged in writing as follows:

To Seller:

                1325 G Street Fee LLC
                c/o Broadway Partners
                375 Park Avenue
                New York, New York  10152
                Attention:  Jonathon Yormak
                Fax: (212) 658-9392

                And

                1325 G Street Fee LLC
                c/o Broadway Partners
                375 Park Avenue
                New York, New York  10152
                Attention:  Jason Semmel
                Fax: (212) 658-9392

with a copy to:

                Greenberg Traurig, LLP
                200 Park Avenue
                New York, New York  10166
                Attention:  Kenneth M. Sklar, Esq.
                Fax: (212) 805-9305

To Purchaser:

                Harvard Property Trust, LLC
                15601 Dallas Parkway, Suite 600
                Addison, TX  75001
                Attention:  Mr. Jon Dooley
                Fax: (214) 655-1610

                with a copy to:

                Powell & Coleman, L.L.P.
                8080 North Central Expressway, Suite 1380
                Dallas, Texas 75206
                Attention:  Patrick Arnold
                Fax: (214) 373-8768

To Escrow Agent:

                Texas Commerce Bank Bldg
                712 Main Street, Suite 2000E
                Houston, Texas  77002-3215
                Attention:  Mr. Reno Hartfiel
                Fax: (713) 238-9199

        All Notices (i) shall be deemed given upon the date of delivery if delivery is made before 4:00 PM (New York time) and, if delivered later, on the next business day after delivery of such Notice or the date of refusal to accept delivery of such Notice and (ii) may be given either by a party hereto or by such party's attorney set forth above. The address for Notices to any party may be changed by such party by a written Notice served in accordance with this Section.

        29. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all agreements heretofore had or made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

        30. AMENDMENTS. This Agreement may not be changed, modified or terminated, nor may any provision hereunder be waived, except by an instrument executed by the parties hereto.

        31. NO WAIVER. No waiver by either party of any failure or refusal to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

        32. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall bind the parties hereto and the heirs, executors, administrators, successors and permitted assigns of the respective parties.

        33. PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

        34. SECTION HEADINGS; INCORPORATION OF EXHIBITS. The headings of the various articles and sections of this Agreement have been inserted only for convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Agreement. Unless otherwise provided in this Agreement, any reference in this Agreement to an Exhibit is understood to be a reference to the Exhibits annexed to this Agreement. All Exhibits annexed to this Agreement shall be incorporated into this Agreement as if fully set forth herein.

        35. GOVERNING LAW. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the District of Columbia, without reference to conflicts of laws principles. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of relating to this agreement. Any action brought hereunder shall be brought in a court of law located in the District of

Columbia. The prevailing party in any such litigation shall be entitled to recovery of all of its fees and expenses (including legal fees) incurred in such action.

        36.     CONFIDENTIALITY.

                A. Purchaser shall not disclose the terms of the transactions contemplated hereby without first obtaining the written consent of Seller. However, notwithstanding the foregoing provisions or anything else to the contrary contained in this Agreement (i) Purchaser may disclose such information to its professional consultants (including without limitation attorneys and accountants) and to prospective investors and lenders; (ii) the foregoing covenant of confidentiality shall not be applicable to any information published by Seller as public knowledge or otherwise available in the public domain; (iii) Purchaser shall be permitted to disclose such information as may be recommended by Purchaser's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Purchaser, including any required disclosures to the Securities and Exchange Commission; and (iv) any duty of confidentiality set forth in this Agreement shall terminate upon Closing.

                B. Notwithstanding the provisions of Section 36(A) above, each of Seller and Purchaser acknowledges and agrees that the other party or its affiliates may disclose in press releases, filings with governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby as may be necessary or advisable under securities laws, rules or regulations, GAAP or other accounting rules or procedures or Seller's or Purchaser's or their respective affiliates' prior custom, practice or procedure.

                C. Seller acknowledges and agrees that to the extent reasonably necessary in each instance, Purchaser may disclose the terms of this Agreement (i) to its professional consultants (including without limitation, accountants and attorneys) and prospective investors and (ii) to the extent recommended by Purchaser's legal counsel, in order to comply with applicable legal requirements.

        37. NO RECORDING OR NOTICE OF PENDENCY. The parties hereto agree that neither this Agreement nor any memorandum hereof shall be recorded. Supplementing the other liabilities and indemnities of Purchaser to Seller under this Agreement, and notwithstanding any other provision of this Agreement (including, without limitation, any provision purporting to create a sole and exclusive remedy for the benefit of Seller), agrees to indemnify and hold Seller harmless from and against any and all losses, costs, damages, liens, claims, counterclaims, liabilities or expenses (including, but not limited to, attorneys' fees, court costs and disbursements) incurred by Seller arising from or by reason of the recording of this Agreement, any memorandum hereof, or any notice of pendency (unless Purchaser prevails in a final unappealable order against Seller in the action underlying such notice of pendency) or any other instrument against the Premises. The provisions of this Article 37 shall survive the Closing or any early termination of this Agreement.

        38. ASSIGNMENT. Purchaser represents that Harvard Property Trust, LLC is wholly controlled (directly or indirectly) by Robert M. Behringer and agrees that Robert M. Behringer will maintain such control of Harvard Property Trust, LLC through the date of Closing. Purchaser may not assign its rights or obligations under this Agreement or any direct or indirect ownership or other interest in Purchaser without the prior written consent of Seller, and any such assignment made without Seller's consent shall be void ab initio, provided, however, that Purchaser may upon written notice to Seller, without Seller's consent or approval, assign this Agreement to any entity that is wholly controlled (directly or indirectly) by Purchaser, Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP or Robert M. Behringer, provided that in no event shall Harvard Property Trust, LLC be released from its obligations under this Agreement until Closing.

        39. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

        40. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are not intended to benefit any third parties.

        41. 1031 EXCHANGE. Purchaser understands that Seller may seek to structure the disposition of its interest in the Premises in such a way that will afford Seller an opportunity to take advantage of the provisions of Internal Revenue Code (the "CODE") Section 1031 governing tax free exchanges and reorganizations. Purchaser shall cooperate with Seller in such efforts. Without limiting the generality of the foregoing, Purchaser, as directed by Seller, shall make all payments on account of the Purchase Price, including the Deposit, to a Qualified Intermediary (as defined in the Code) and not to Seller, directly or indirectly. Seller reserves the right, in effectuating such like-kind exchange, to assign Seller's rights, but not its obligations, under this Agreement to the Qualified Intermediary and Purchaser hereby consents to such assignment. Purchaser agrees without cost or liability to Purchaser, to execute such reasonable documents and otherwise to cooperate in such respects as may reasonably be requested by Seller in order to enable Seller to carry out a like-kind exchange as aforesaid. Seller shall be entitled to one or more adjournments of the Closing Date, not to exceed thirty (30) days in the aggregate, to facilitate such like-kind exchange.

        42.     NEW MANAGEMENT SUBCONTRACT.

        Purchaser has advised Seller that Purchaser intends to retain HPT Management Services LP, a Texas limited partnership ("HPT"), an affiliate of Purchaser, as the property manager and leasing agent for the Premises. At Closing, Seller shall cause Broadway Real Estate Services, LLC or its affiliate, and Purchaser shall cause HPT, to execute and deliver a property management and leasing subcontract (the "MANAGEMENT SUBCONTRACT") between HPT and Broadway Real Estate Services, LLC or its affiliate, pursuant to which Broadway Real Estate Services, LLC or its affiliate will provide management and leasing services to the Premises for one year after Closing for a management fee equal to one percent (1%) of gross revenues and leasing fees equal to market rate lease commissions. Between the date hereof and the Closing, Seller and Purchaser shall act in good faith to negotiate the form of the Management Subcontract.

        43.     SPECIAL DISTRICT OF COLUMBIA PROVISIONS.

                A. SOIL DISCLOSURE. Pursuant to Section 45-608 of the District of Columbia Code, Seller hereby notifies Purchaser that the soil of the Premises as described by the Soil

Conservation Service of the United States Department of Agriculture in the Soil Survey of the District of Columbia published in 1976, as the same may be amended from time to time, and as shown on the Soil Maps of the District of Columbia at the back of that publication, is designated as "urban land". For further information Purchaser can contact a soil testing laboratory, the District of Columbia Department of Environmental Services or the Soil Conservation Service of the Department of Agriculture. The foregoing is given pursuant to District of Columbia statutory requirements and does not constitute a limitation on any rights of Purchaser hereunder to inspect and study the soil characteristic and condition. The foregoing information is given pursuant to District of Columbia statutory requirements and does not constitute a representation or warranty by Seller as to soil characteristics or conditions.

                B. UNDERGROUND STORAGE TANK DISCLOSURE. In accordance with the requirements of the D.C. Underground Storage Tank Management Act of 1990 as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amendment Act of 1992 (D.C. Code 6-995.1 et seq.) (the "Act") and the D.C. Underground Storage Tank Regulations, 20 DCM Chapters 55-68 (the "Regulations"), Seller hereby informs Purchaser that Seller has no knowledge of the existence of an "underground storage tank" (as that term is defined in the Act and the Regulations) in, on or under the Property.

               [Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                      SELLER:

                                      1325 G STREET FEE LLC,
                                      a Delaware limited liability company


                                      By:______________________________
                                          Name: Jonathon Yormak
                                          Title: Authorized Signatory

                                      PURCHASER:

                                      HARVARD PROPERTY TRUST, LLC
                                      a Delaware limited liability company


                                      By:______________________________
                                          Name:
                                          Title:

                                      The undersigned has executed this
                                      Agreement solely to confirm its acceptance of the duties of Escrow Agent as set forth in ARTICLE 19 hereof:

                                      PARTNERS TITLE COMPANY

                                      By:______________________________
                                          Name:
                                          Title:

                                 EXHIBIT "1(A)"

                               DESCRIPTION OF LAND

                                 EXHIBIT "1(B)"

                                     LEASES

                                 EXHIBIT "1(C)"

                               EXISTING CONTRACTS

                                 EXHIBIT "1(D)"

                          TELECOMMUNICATIONS CONTRACTS

                                 EXHIBIT "1(E)"

                              BROKERAGE AGREEMENTS

                                 EXHIBIT "1(F)"

                                UNION AGREEMENTS

                                 EXHIBIT "4(A)"

                              PERMITTED EXCEPTIONS

                                EXHIBIT "8(A)(I)"

                          FORM OF BARGAIN AND SALE DEED

                              SPECIAL WARRANTY DEED

        1325 G STREET FEE LLC, a Delaware limited liability company ("Grantor"), whose address is c/o Broadway Partners, 375 Park Avenue, New York, New York 10152, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has, subject to the exceptions hereinafter set forth, GRANTED, SOLD, and CONVEYED and does hereby GRANT, SELL, and CONVEY unto _____________________, a ________________________ ("Grantee"),
whose address is __________________________________________________, certain land located in the District of Columbia, more particularly described in EXHIBIT A attached hereto and incorporated herein by reference, together with all improvements located on such land (such land and improvements being collectively referred to as the "Property").

        This conveyance is made and accepted subject to all matters set out in EXHIBIT B attached hereto and incorporated herein by reference.

        TO HAVE AND TO HOLD the Property, together with all rights and appurtenances pertaining thereto, including all of Grantor's right, title and interest in and to adjoining streets, alleys and rights-of-way, unto Grantee and Grantee's successors, heirs, and assigns forever;

        Notwithstanding any provision to the contrary, Grantor makes no warranties of any nature or kind, whether statutory, express or implied, with respect to the physical condition of the Property (including without limitation any and all improvements located thereon and/or comprising a part thereof), and Grantee by its acceptance of this Deed accepts the physical condition of the property "AS IS, WITH ALL FAULTS."

        Grantor covenants that it has the right to convey the Property to Grantee and that Grantor will execute such further assurances of the Property as may be requisite.

                        [SIGNATURES AND NOTARY NEXT PAGE]

IN WITNESS WHEREOF, 1325 G STREET FEE LLC has caused this instrument to be signed in its name by Jonathan Yormak, it authorized signatory, and does hereby appoint said Jonathan Yormak as its attorney-in-fact for the purposes of executing, acknowledging and delivering this instrument, as the act and deed of said partnership, all as of the ____ day of ________, 2006.

                              1325 G STREET FEE LLC


                                          By: ____________________________
                                              Jonathan Yormak
                                              Authorized Signatory

WASHINGTON               )
DISTRICT OF COLUMBIA     ) ss.
                         )

        BEFORE ME, a Notary Public in and for the jurisdiction as aforesaid, personally appeared this date Jonathan Yormak, personally known to me (or proven to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing annexed Special Warranty Deed bearing date as of the _______ day of October, 2005, who, being first duly sworn, did depose and state that he is the authorized signatory of the Grantor, and he is the duly appointed attorney-in-fact for said Grantor in the foregoing and annexed Special Warranty Deed, and that he being duly authorized to do so, executed and delivered the foregoing and annexed Special Warranty Deed in the name and on behalf of Grantor and acknowledged the same to be its free act and deed for the uses and purposes therein contained.

        WITNESSED my hand and official seal this ________ day of October, 2005.



                                             __________________________________
                                             Notary Public

[Notarial Seal]
My Commission Expires:


                                     4(A)-2

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                               EXHIBIT "8(A)(II)"

                              FORM OF BILL OF SALE

                         KNOW ALL MEN BY THESE PRESENTS,

        That, subject to the terms and conditions hereinafter set forth, [____________] LLC, a Delaware limited liability company having an address c/o Broadway Partners, 375 Park Avenue, New York, New York 10152 ("Seller") for and in consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, to it in hand paid at or before delivery of these presents by [________________________], a [_____________________] having an address at
[________________________] ("Purchaser"), the receipt of which is hereby acknowledged, has bargained and sold, and by these presents does grant and convey unto Purchaser its successors and assigns all right, title and interest of Seller in and to all of the fixtures, equipment and other items of personal property (collectively, the "Personal Property") attached to or contained in, and utilized in the operation of, the Building commonly known as 1325 G Street, N.W., Washington, D.C.

        Seller grants and conveys the Personal Property unto Purchaser without recourse and without representation or warranty of any kind, express or implied (except to the extent and only for so long as any representation and warranty, if any, regarding the Personal Property as is set forth in the Agreement shall survive the closing of title thereafter, and subject to the limitations contained herein).

        TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns forever.

        SELLER HAS MADE NO WARRANTY THAT THE PERSONAL PROPERTY COVERED BY THIS BILL OF SALE IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE AND THE SAME IS SOLD IN AN "AS IS" "WHERE IS" CONDITION. BY ACCEPTANCE HEREOF, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON ANY WARRANTY OF SELLER WITH RESPECT TO THE PERSONAL PROPERTY AND THAT THERE ARE NO REPRESENTATIONS OR WARRANTEES, EXPRESSED, IMPLIED OR STATUTORY (EXCEPT TO THE EXTENT AND ONLY FOR SO LONG AS ANY REPRESENTATION AND WARRANTY, IF ANY, REGARDING THE PERSONAL PROPERTY AS SET FORTH IN THE AGREEMENT SHALL SURVIVE THE CLOSING OF TITLE THEREUNDER, AND SUBJECT TO THE LIMITATIONS CONTAINED THEREIN).

        This Bill of Sale shall be governed by and construed in accordance with the laws of the District of Columbia.

        This Bill of Sale shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                      [Signature page follows immediately]

        IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed this day of ________________, 2005.

                                         ASSIGNOR:

                                         [_____________] LLC,

                                         a Delaware limited liability company

                                         By:___________________________________

                                            Name:

                                            Title:

                                         ASSIGNEE:

                                         [_______________________________]

                                         By:___________________________________

                                            Name:

                                            Title:

                               EXHIBIT "8(A)(III)"

                   FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment"), made as of the ____ day of _________, 2005, between [________________] LLC, a Delaware limited liability company having an address c/o Broadway Partners, 375 Park Avenue, New York, New York 10152 ("Assignor") and [_______________________], a
[________________________], with offices at [________________________]
("Assignee"):

                                    RECITALS

        WHEREAS, pursuant to that certain Sale-Purchase Agreement dated ________, 2005, between Assignor, as seller, and Assignee, as purchaser (the "Agreement"), Assignor is selling the Premises (as such term is more particularly described in the Agreement) to Assignee.

        NOW THEREFORE, in consideration of the foregoing promises, covenants and undertakings contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ASSIGNMENT AND ASSUMPTION

        1. Assignor hereby assigns, transfers, sets-over, delivers and conveys unto Assignee all of the rights, title, interest, benefits and privileges of Assignor, as landlord, under the leases (the "Leases") described in SCHEDULE A annexed hereto and incorporated herein by this reference, including without limitation all rents, issues and profits arising therefrom (subject to adjustment as set forth in the Agreement), TO HAVE AND TO HOLD all and singular subject as aforesaid, unto Assignee. This conveyance is made without any recourse and without representation or warranty of any kind, express or implied (except to the extent and only for so long as any representation and warranty, if any, regarding the Leases as is set forth in the Agreement shall survive the closing of title thereunder, and subject to the limitations contained therein).

        2. Assignee assumes all obligations imposed upon landlord under the assigned leases and liabilities arising on or after the date hereof to be performed by Assignor, as landlord, under the Leases, for the duration of the respective terms thereof. Without limiting the generality of the foregoing, the obligations and liabilities assumed by Assignee hereunder shall include, but shall not be limited to, the obligation to properly apply any advance rental, security deposit or other deposit under any of the Leases, to the extent such advance rental, security deposit or other deposit has been delivered by Assignor to Assignee or credited to Assignee concurrently herewith.

        3. This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        4. This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

        5. This Assignment shall be governed by and construed in accordance with the laws of the District of Columbia.

        IN WITNESS WHEREOF, Assignor and Assignee have duly executed this instrument as of the date first set forth above.

                                      ASSIGNOR:

                                      [_____________________] LLC,

                                      a Delaware limited liability company


                                      By:___________________________________

                                         Name:

                                         Title:

                                      ASSIGNEE:

                                      [______________________________]


                                      By:___________________________________

                                         Name:

                                         Title:

                                     4(A)-2

                                   Schedule A

                               EXHIBIT "8(A)(IV)"

                 FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS

        THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment"), made as of the ____ day of _________, 2005, between [________________] LLC, a Delaware limited liability company having an address c/o Broadway Partners, 375 Park Avenue, New York, New York 10152 ("Assignor") and [____________________________], a [________________________], with offices at
[________________________] ("Assignee"):

                                    RECITALS

        WHEREAS, pursuant to that certain Sale-Purchase Agreement dated ________, 2005, between Assignor, as seller, and Assignee, as purchaser (the "Agreement"), Assignor is selling the Premises (as such term is more particularly described in the Agreement) to Assignee.

        NOW THEREFORE, in consideration of the foregoing promises, covenants and undertakings contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ASSIGNMENT AND ASSUMPTION

        1. Assignor hereby assigns, transfers, sets-over, delivers and conveys unto Assignee all of the rights, title, interest, benefits and privileges of Assignor, as owner, under all of the service, maintenance, supply and other agreements (collectively, the "Assumed Contracts") in effect relating to the operation of the Premises and listed on SCHEDULE A annexed hereto and incorporated herein by this reference, (subject to adjustment as set forth in the Agreement), TO HAVE AND TO HOLD all and singular subject as aforesaid, unto Assignee. This conveyance is made without any recourse and without representation or warranty of any kind, express or implied (except to the extent and only for so long as any representation and warranty, if any, regarding the Assumed Contracts as is set forth in the Agreement shall survive the closing of title thereunder, and subject to the limitations contained therein).

        2. Assignee hereby expressly assumes all of the obligations imposed upon the owner of the Premises under the Assumed Contracts which accrue from and after the date hereof.

        3. This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        4. This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

        5. This Assignment shall be governed by and construed in accordance with the laws of the District of Columbia.

        IN WITNESS WHEREOF, Assignor and Assignee have duly executed this instrument as of the date first set forth above.

                                      ASSIGNOR:

                                      [___________________] LLC,

                                      a Delaware limited liability company


                                      By:___________________________________

                                         Name:

                                         Title:

                                      ASSIGNEE:

                                      [______________________________________]


                                      By:___________________________________

                                         Name:

                                         Title:

                                   Schedule A

                              EXHIBIT "8(A)(VIII)"

                          FORM OF TENANT NOTICE LETTER

                             [_________________] LLC
                              c/o Broadway Partners
                                 375 Park Avenue
                            New York, New York 10152

                                 _________, 2005

BY CERTIFIED MAIL -

RETURN RECEIPT REQUESTED

(NAME/ADDRESS OF TENANT)

Re:  Lease For _________ at [_________________]
(the "Premises")
Dear Sir or Madam:

        Please be advised that effective as of the date of this letter:

        (1) [________________] LLC ("SELLER") has conveyed, all of its right, title and interest in and to the Premises, including its interest as landlord under your lease, to ___________________________________________, a
_________________________ having an address at
_________________________________________ ("PURCHASER");

        (2) Purchaser has assumed the landlord's obligations under your lease; and

        Accordingly, you are hereby notified that all future rent and additional rent payments due under your lease affecting the above-referenced premises, and any notices, inquiries or requests regarding such lease, should be delivered to:

        ___________________________________________

        In addition, all unapplied security deposits held by Seller, if any, together with any interest earned thereon, have been transferred to Purchaser.

                                            Very truly yours,

                                            [___________________] LLC

                                            By: _________________________
                                                Name:
                                                Title:

                               EXHIBIT "8(A)(IX)"

                        FORM OF CONTRACTOR NOTICE LETTER

                              [______________] LLC
                              c/o Broadway Partners
                                 375 Park Avenue
                            New York, New York 10152

                                                       _____________ ___, 2005

BY CERTIFIED MAIL -

RETURN RECEIPT REQUESTED

(NAME/ADDRESS OF TENANT)

Re: Contract (the "CONTRACT") by and between [_________________] LLC and ________concerning the property (the "PREMISES") located at [___________________].


Dear Sir or Madam:

        Please be advised that effective as of the date of this letter:

        (1) [______________] LLC ("SELLER"), has conveyed all of its right, title and interest in and to the Premises, including all of its rights and obligations in connection with the Contract, to ____________________ having an address ________________________________ ("PURCHASER") ; and

        (2) Purchaser has assumed Seller's obligations under the Contract arising from and after the date hereof.

        Accordingly, you are hereby notified that any notices, inquiries or requests regarding the Contract, should be delivered to:

        ________________________
        ________________________
        ________________________

                                                 Very truly yours,

                                                 [_______________] LLC

                                                 By: ________________________
                                                     Name:
                                                     Title:

                               EXHIBIT "8(A)(XIV)"

              FORM OF ASSIGNMENT AND ASSUMPTION OF UNION AGREEMENTS

           ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS TO EMPLOYEES UNDER
                        COLLECTIVE BARGAINING AGREEMENTS

        ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS TO EMPLOYEES UNDER COLLECTIVE BARGAINING AGREEMENTS (this "ASSIGNMENT") made as of the ____ day of _________, 2005, between [_____________________] LLC, a Delaware limited liability company having an address c/o Broadway Partners, 375 Park Avenue, New York, New York 10152 ("ASSIGNOR") and [_______________________], a [________________________],
with offices at [________________________] ("ASSIGNEE").

                               W I T N E S S E T H

        WHEREAS, pursuant to that certain Sale Purchase Agreement dated ________, 2005, between Assignor, as seller, and Assignee, as purchaser (the "AGREEMENT"), Assignor is selling the Premises (as such term is more particularly described in the Agreement) to Assignee.

        NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys, without warranty, representation or covenant, to Assignee all of Assignor's rights (if any) with respect to the employees at the Premises who are members of [______________________], and [_______________].

        ASSIGNEE HEREBY ACCEPTS the foregoing assignment and assumes all of the obligations of Assignor (if any) with respect to the employees at the Premises who are members of [____________________________], and [____________________]
accruing from and after the date hereof, specifically including the Union Agreements (as such term is defined in the Agreement). Assignee hereby agrees to indemnify, defend and hold Assignor harmless of and from any and all demands, claims, liabilities, costs, expenses and damages that may be made upon Assignor, or which Assignor may incur, including the foregoing indemnification, as the result of (i) Assignee's failure to discharge the foregoing obligations or (ii) any actions taken by Assignee with respect to the employees at the Premises on and after the date hereof. Assignor hereby agrees to indemnify, defend and hold Assignee harmless of and from any and all demands, claims, liabilities, costs, expenses and damages that may be made upon Assignee, or which Assignee may incur, as the result of (i) Assignor's failure to discharge any obligations under the aforementioned agreements arising prior to the date hereof, or (ii) any actions taken by Assignor with respect to the employees at the Premises before the date hereof.

        This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

        This Assignment shall be governed by and construed in accordance with the laws of the District of Columbia.

        IN WITNESS WHEREOF, this Assignment has been executed as of the date and year first above written.

                                      ASSIGNOR:

                                      [__________________] LLC,

                                      a Delaware limited liability company

                                      By:______________________________________

                                         Name:

                                         Title:

                                      ASSIGNEE:

                                      [________________________________________]

                                      By:______________________________________

                                         Name:

                                         Title:

                              EXHIBIT "8(A)(XVII)"

                           FORM OF NOVATION AGREEMENT

                                  EXHIBIT "10"

                          FORM OF ESTOPPEL CERTIFICATE

                           TENANT ESTOPPEL CERTIFICATE

                              _______________, 2005

[___________________]
[___________________]
[___________________]
Attn: [______________]

        Re: Lease dated _______________, _______ executed between _____________ ("LANDLORD") and _________________________
                ("TENANT"), for those premises located at _________________ (the "LEASED PREMISES").

Ladies and Gentlemen:

                The undersigned Tenant, intending to be legally bound, understands that _________________ ("PURCHASER") intends to acquire the property located at _________________________ (the "PROPERTY"). The undersigned Tenant, as the tenant under the above-referenced lease (as amended by the amendments, if any, listed below, the "LEASE"), does hereby certify and represent to Purchaser as follows:

        1. A true, correct and complete list of all material agreements, amendments, guaranties, instruments and documents comprising the Lease are attached hereto as EXHIBIT A.

        2. The Lease is in full force and effect, is the valid and binding obligation of Tenant and has not been materially modified, supplemented, or amended except pursuant to those applicable documents listed on EXHIBIT A.

        3. Tenant has not given Landlord any notice of default which has not been cured by Landlord, and to Tenant's knowledge, Landlord is not in default in the performance of its obligations under the Lease nor, to Tenant's knowledge, is Tenant in default under any of the terms of the Lease.

        4. Tenant does not claim, nor to Tenant's knowledge is Tenant currently entitled to, any offsets, credits, claims (including, without limitation, that any contests by Tenant for rent escalations or additional rent under the Lease are outstanding nor are there outstanding audits of any rent escalations or additional rent under the Lease), counterclaims or defenses against Landlord or against rents payable under the Lease.

        5. Tenant has not paid a security or other deposit with respect to the Lease (including any letter of credit, collateral or other non-cash security), except as follows: _____________________.

        6. Tenant has fully paid base rent due through the month of __________. Tenant's monthly base rent under the Lease is $___________. Tenant has not paid any base rent more than one (1) month before same is due and payable. Tenant's proportionate share is _____%.

        7. Tenant has no purchase option or other right to purchase the Property or any other portion thereof.

        8. The scheduled expiration date of the Lease is ___________, and Tenant has no right or options to renew or extend the term of the Lease, to expand the space leased to Tenant, or to lease other space at the Property, except as expressly provided in the Lease.

        9. Tenant has not sublet, assigned, pledged, mortgaged, encumbered or otherwise transferred the Leased Premises or any portion thereof nor assigned the Lease, except ____________.

        11. Neither Tenant nor any guarantor of the Lease is the subject of any bankruptcy proceeding.

        12. Except as memorialized in the Lease, Tenant has not exercised any right to expand its Leased Premises or otherwise lease space at the Property, extend the term of the Lease, or terminate the Lease.

        13. This certificate shall inure to the benefit of Landlord, its successors and assigns, to the benefit of Purchaser and to the benefit of a lender now or hereafter providing financing with respect to the Property and each of their respective successors and assigns. The provisions of this certificate shall be binding upon Tenant.

                                              Very truly yours,

                                              ______________________________,

                                              a(n) _________________________

                                              By: __________________________

                                                  Name:

                                                  Title:

                               EXHIBIT "16(A)(II)"

                                 UNION EMPLOYEES

                               EXHIBIT "16(A)(XI)"

                                SECURITY DEPOSITS